UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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PEOPLES FINANCIAL SERVICES CORP.
(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PEOPLES FINANCIAL SERVICES CORP.
150 North Washington Avenue
Scranton, Pennsylvania 18503

April 3, 2017

To Our Shareholders:

You are cordially invited to attend the 2017 Annual Meeting of Shareholders of Peoples Financial Services Corp. to be held on Saturday, May 20, 2017 at 9:00 a.m. local time at Shadowbrook Inn and Resort, 201 Resort Lane, Tunkhannock, Pennsylvania.

At the annual meeting, shareholders will be asked to consider and vote upon: the election of four directors to the Company’s board of directors, each to serve until the 2020 annual meeting of shareholders and until his successor has been selected and qualified; a proposal to approve, on an advisory basis, the compensation of our named executive officers; a proposal to approve the Peoples Financial Services Corp. 2017 Equity Incentive Plan, and any other business as may properly be brought before the meeting.

On behalf of the board of directors, we urge you to submit your proxy by mail, telephone or internet as soon as possible, even if you currently plan to attend the annual meeting.  This will not prevent you from voting in person at the meeting, but will assure that your vote is counted if you are unable to attend the annual meeting.

Your cooperation is appreciated, as shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast must be represented at the annual meeting, either in person or by proxy, to constitute a quorum for the conduct of business.

Very truly yours,

William E. Aubrey II	Craig W. Best
Chairman of the Board	President and Chief Executive Officer

PEOPLES FINANCIAL SERVICES CORP.
150 North Washington Avenue
Scranton, Pennsylvania 18503

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 20, 2017

Notice is hereby given that the 2017 Annual Meeting of Shareholders of Peoples Financial Services Corp., referred to as “we” or the “Company,” will be held at Shadowbrook Inn and Resort, 201 Resort Lane, Tunkhannock, Pennsylvania on Saturday, May 20, 2017, at 9:00 a.m. local time, for the purpose of considering and voting upon the following matters:

•                                          Election of four directors to our board of directors, each to serve until the 2020 annual meeting of shareholders and until his successor has been elected and qualified;

•                                          A proposal to approve, on an advisory basis, the compensation of our named executive officers;

•                                          A proposal to approve the Peoples Financial Services Corp. 2017 Equity Incentive Plan; and

•                                          Such other business as may properly come before the meeting.

Shareholders of record at the close of business on February 28, 2017 are entitled to notice of and to vote at the annual meeting.  Whether or not you contemplate attending the annual meeting, the board of directors of the Company recommends that you execute and return the enclosed proxy by mail or submit your proxy by telephone or the internet.  You may revoke your proxy at any time prior to the exercise of the proxy by delivering to the Company a later dated proxy, by delivering a later dated written notice of revocation to the Company, or by voting your shares in person at the annual meeting.

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 20, 2017:

Our proxy statement, annual report to shareholders, proxy card, and directions to attend the annual meeting are available at http://www.astproxyportal.com/ast/08838/.

BY ORDER OF THE BOARD OF DIRECTORS

DEBRA E. DISSINGER
Secretary

April 3, 2017

PEOPLES FINANCIAL SERVICES CORP.
150 North Washington Avenue
Scranton, Pennsylvania 18503

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD ON MAY 20, 2017

This proxy statement is being furnished to shareholders of Peoples Financial Services Corp., referred to as “we” or the “Company,” in connection with the solicitation by the board of directors of the Company of proxies to be voted at the annual meeting of shareholders to be held at Shadowbrook Inn and Resort, 201 Resort Lane, Tunkhannock, Pennsylvania at 9:00 a.m. local time on Saturday, May 20, 2017, or such later date to which the annual meeting may be adjourned or postponed.

At the annual meeting, you will be asked to consider and vote upon the following matters:

•                                          Election of four directors to the Company’s board of directors each to serve until the 2020 annual meeting of shareholders and until his successor has been elected and qualified;

•                                          A proposal to approve, on an advisory basis, the compensation of our named executive officers;

•                                          A proposal to approve the Peoples Financial Services Corp. 2017 Equity Incentive Plan; and

•                                          Such other business as may properly come before the meeting.

Information regarding the election of directors and the other proposals is included in this proxy statement.  Shareholders should carefully read this proxy statement.

The first date on which this proxy statement and the enclosed form of proxy are being sent to the shareholders of the Company is on or about April 3, 2017.

ii

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, in addition to historical information. Forward looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions.  Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, provide a safe harbor in regard to the inclusion of forward-looking statements in this document and any documents incorporated by reference.

You should note that many factors, some of which are discussed elsewhere in this document and in documents that are incorporated by reference, could affect the future financial results of Peoples Financial Services Corp. and its subsidiaries and could cause those results to differ materially from those expressed in the forward-looking statements contained or incorporated by reference in this document.  These factors include, but are not limited, to the following:

•                                          changes in interest rates;

•                                          economic conditions, particularly in the Peoples Financial Services Corp. market area;

•                                          legislative and regulatory changes and the ability to comply with the significant laws and regulations governing the banking and financial services business;

•                                          monetary and fiscal policies of the U.S. government, including policies of the U.S. Department of Treasury and the Federal Reserve System;

•                                          credit risk associated with lending activities and changes in the quality and composition of our loan and investment portfolios;

•                                          demand for loan and other products;

•                                          deposit flows;

•                                          competition;

•                                          changes in the values of real estate and other collateral securing the loan portfolio, particularly in the Peoples Financial Services Corp. market area;

•                                          the ability to achieve the intended benefits of, or other risks associated with, business combinations;

•                                          changes in relevant accounting principles and guidelines;

•                                          inability of third party service providers to perform;

•                                          the ability to prevent, detect and respond to cyberattacks; and

•                                          other factors that may be described in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

We caution that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, all of which change over time, and we assume no duty to update forward-looking statements, except as may be required by applicable law or regulation, and except as required by applicable law or regulation, we do not undertake, and specifically disclaim any obligation, to publicly release any revisions to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. We caution readers not to place undue reliance on any forward-looking statements. These statements speak only as of the date made, and we advise readers that various factors, including those described above, could affect our financial performance and could cause actual results or circumstances for future periods to differ materially from those anticipated or projected.

iii

INFORMATION ABOUT VOTING

How are proxies being solicited?

This proxy solicitation is being made by and at the direction of the board of directors of the Company, and we will pay all expenses relating to the solicitation.  Proxies may be solicited by mail, personally, by telephone or by other electronic means by officers, directors and employees of the Company and its subsidiary, Peoples Security Bank and Trust Company, or the “Bank,” who will not be compensated for such solicitation activities.  Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse those persons for their reasonable expenses.

What is on the agenda for the annual meeting?

The agenda for the annual meeting includes the election of four directors to the Company’s board of directors, each to serve until the 2020 annual meeting of shareholders and until his successor has been elected and qualified, a proposal to approve, on an advisory basis, the compensation of our named executive officers, a proposal to approve the Peoples Financial Services Corp. 2017 Equity Incentive Plan, and such other business as may properly come before the annual meeting.  We are not aware of any such other business that may properly come before the annual meeting at the present time.

Who can vote?

You can vote at the annual meeting if you were a holder of our common stock at the close of business on the record date.  The record date for the annual meeting is February 28, 2017.  Each share of common stock you own as of the record date entitles you to one vote for each director to be elected in the election of directors and one vote on any other business as may properly come before the annual meeting.  As of the record date, there were 7,394,143 shares of common stock outstanding and entitled to vote.

How do I vote if shares are held directly in my name?

If you hold your shares in certificate form and not through a bank, brokerage firm or other nominee, you may vote your shares in one of the following ways:

•                                          By Mail.  If you choose to vote by mail, complete the enclosed proxy, date and sign it, and return it in the postage-paid envelope provided.

•                                          In Person.  If you choose to vote in person, come to the annual meeting and cast your vote.  If you attend the meeting, you may vote your shares in person even if you have previously submitted a proxy.

•                                          Telephonic voting.  If you choose to vote by telephone, call toll-free 1-800-PROXIES
(1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call, and use the company number and account number shown on your proxy card.

•                                          Internet Voting.  If you choose internet voting, access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the company number and account number shown on your proxy card.

You may submit your proxy by telephone or via internet until 11:59 PM EDT the day before the meeting.

How do I vote if shares are held in street name or through a bank, brokerage firm or other nominee?

If you hold your shares in street name or through a bank, brokerage firm or other nominee, you will need to vote your shares by providing voting instructions to your bank, brokerage firm or other nominee, in accordance with the voting instruction form provided to you by your bank, brokerage firm or other nominee, or by obtaining a legal proxy from your bank, brokerage firm or other nominee authorizing you to vote those shares at the annual meeting.  Only with a legal proxy from your bank, brokerage firm or other nominee can you cast your vote in person at the annual meeting.

How will my proxy be voted?

If you hold your shares directly in your name, unless you indicate differently on your proxy, we plan to vote signed and returned proxies FOR the election of the board’s director nominees named in this proxy statement, FOR the proposal to approve, on an advisory basis, the compensation of our named executive officers, and FOR the proposal to approve the Peoples Financial Services Corp. 2017 Equity Incentive Plan.

If you hold your shares of the Company’s common stock in “street name” (that is, through a broker or other nominee), under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters.  Over the past few years, changes in rules applicable to brokers have caused uncontested elections of directors, matters related to executive compensation, and matters related to corporate governance to be considered non-routine.  If you hold your shares in street name, but do not give your broker or other nominee instructions on how to vote your shares, votes may not be cast on your behalf.  If your broker or other nominee submits a proxy but does not vote your shares on a particular proposal because it has not received voting instructions from you, your shares will be considered to be “broker non-votes” with regard to that matter.

At or after the annual meeting, a judge of elections will tabulate ballots cast by shareholders present and voting in person and votes cast by proxy.

What is a broker non-vote?

A broker non-vote occurs when a bank or brokerage firm holding shares on behalf of a shareholder does not receive voting instructions from the shareholder by a specified date before the annual meeting and the bank or brokerage firm is not permitted to vote, or otherwise does not vote, those undirected shares on specified matters.  Thus, if you do not give your broker specific instructions, your shares may not be voted on those matters (so-called “broker non-votes”) and will not be counted in determining the number of shares necessary for approval.  Broker non-votes are not considered to be votes cast and, therefore, generally have no effect on the outcome of elections of directors or other business which are determined based on votes cast.  Shares represented by “broker non-votes” will be counted, however, in determining the number of shares of common stock represented in person or by proxy and entitled to vote.

Can I revoke my proxy or change my vote after submitting my proxy?

Yes.  Any shareholder giving a proxy has the right to attend the annual meeting and vote in person.  A proxy may be revoked prior to the annual meeting if a later-dated proxy or a written revocation is sent to the Company at Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania  18503, Attn.: Secretary, and received prior to the annual meeting.  In addition, a proxy may be revoked at the annual meeting by filing a later-dated proxy or by filing a written notice of such revocation with the Secretary of the Company at the annual meeting prior to the voting of such proxy.

What constitutes a quorum at the annual meeting and how are votes counted?

We need a quorum of shareholders to hold a valid annual meeting.  A quorum will be present if shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast are represented in person or by proxy at the annual meeting.  Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum.

How many votes are required for the election of directors?

Directors are elected by a plurality vote of shares of common stock cast in person or by proxy at the annual meeting, provided that a quorum is present.  A “plurality” means that the candidates for election as directors receiving the highest number of votes, up to the number of directors to be elected, shall be elected.  Because the election of directors is based on a plurality of the votes cast, abstentions and broker non-votes have no effect on the outcome of the vote.  Shareholders are not entitled to cumulative voting in the election of directors.

How many votes are required to approve, on an advisory basis, the compensation of our named executive officers?

As long as a quorum is present, the affirmative vote of the holders, present in person or by proxy, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast, is required to approve, on an advisory basis, the compensation of our named executive officers.  Abstentions and broker non-votes will have the same effect as votes against this proposal.

How many votes are required to approve the Peoples Financial Services Corp. 2017 Equity Incentive Plan?

As long as a quorum is present, the affirmative vote of the holders, present in person or by proxy, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast, is required to approve the Peoples Financial Services Corp. 2017 Equity Incentive Plan.  Abstentions and broker non-votes will have the same effect as votes against this proposal.

How many votes are required for any other proposals that may properly come before the annual meeting?

Any other proposals that may properly come before the annual meeting will be approved if the holders, present in person or by proxy, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast are voted in favor of the action, unless the question is one upon which a different vote is required by express provision of law or by our articles of incorporation or our bylaws.  Abstentions and broker non-votes will have the same effect as votes against any proposal that requires approval by a majority of the votes which all shareholders are entitled to cast.  Abstentions and broker non-votes are not considered votes cast, however, and, as such, have no effect on the outcome of any proposals which would be approved based on votes cast.  We are not aware of any such other proposals that may properly come before the annual meeting at the present time.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our bylaws provide that the number of directors constituting the entire board will be not less than five nor more than twenty-five, with the exact number to be fixed from time to time by our board of directors.

Our bylaws also provide that our board of directors will be classified into three classes, each class to be as nearly equal in number, in respect to the time for which they severally hold office.  At each annual meeting of shareholders, one class of directors is to be elected and each class of directors so elected will serve for a term of approximately three years.  The number of directors currently comprising the entire board is fourteen.  In accordance with our mandatory retirement by bylaw, P. Frank Kozik has not been nominated for reelection and at the annual meeting, his term as director will expire.  Based on the recommendation of our nominating and governance committee, rather than nominate someone to succeed Mr. Kozik, our board of directors resolved to decrease the number of directors comprising the entire board from fourteen to thirteen upon the expiration of Mr. Kozik’s term.  Accordingly, four nominees will be elected to the 2020 class of directors.

It is intended that the proxies solicited by the board of directors will be voted FOR the four director nominees named below (unless the shareholder otherwise directs).  If, for any reason, any nominee becomes unavailable for election or service on the board, the proxy solicited by the board of directors will be voted for such substituted nominee as is selected by the board of directors.  The board has no reason to believe that any of the named nominees are not available or will not serve if elected.

Nominees for Director - Term Expiring In 2020

The board has nominated incumbent directors James G. Keisling, Ronald G. Kukuchka, Robert W. Naismith, Ph.D. and George H. Stover, Jr. for election to the board of directors at the 2017 annual meeting of shareholders, each to serve until the 2020 annual meeting of shareholders and until his successor has been elected and qualified.  The names of the director nominees and certain information about them are set forth below:

James G. Keisling, age 69, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company in connection with the consummation of the Penseco merger in November 2013.  Prior to that, he served as a director of Penseco Financial Services Corporation and Penn Security Bank and Trust Company since 1984.  Our board of directors determined that Mr. Keisling is qualified to serve as a director of the Company as a result of his substantial small company management experience, specifically in the region in which the Bank conducts its business, and previous service as a director of Penseco and other public companies. Mr. Keisling is the Treasurer of Northeast Architectural Products, Inc., a manufacturer of hardscape masonry products located in Archbald, Pennsylvania. Through his employment with Northeast Architectural Products, Inc., Mr. Keisling is able to obtain insight regarding the local business and consumer environment that is valuable to the Board of Directors in its oversight of the Company’s and Bank’s operations. His service as a director of Penseco and Penn Security has enabled him to develop a knowledge of their former operations, which is beneficial to the Company’s Board. In addition, Mr. Keisling served as a director of CPG International, Inc., a public company that manufactures plastic sheets products, from 2006 to 2008, and Vycom Corp., a public company that manufactures plastic sheets products, from 2006 to 2008.

Ronald G. Kukuchka, age 63, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2007. He has been President of Ace Robbins, Inc. since 1982. The board has determined that Mr. Kukuchka is qualified to be on the board due to his leadership skills gained from owning a successful petroleum company in our market area for over 34 years. He also brings experience gained by serving as director for the Pennsylvania Marketers & Convenience Store Association, director of the Tunkhannock Fireman’s Relief Association, and from being trustee of the Roy Piper Charitable Trust.

Robert W. Naismith, Ph.D., age 72, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company in connection with the consummation of the Penseco merger in November 2013.  Prior to that, he served as a director of Penseco Financial Services Corporation and Penn Security Bank and Trust Company since 1988.  The Company has concluded that Dr. Naismith is qualified to serve as a director of the Company as a result of his substantial company management experience, particularly within the region in which the Bank conducts its business, including his previous experience in the financial and securities industry. Dr. Naismith is Chairman of JUJAMA, Inc., a web-based software company which provides networking software to the conference industry. The company is located in Scranton, Pennsylvania. Through his oversight of these companies, Dr. Naismith is able to obtain insight regarding business to business trends and the local and national business environment that is valuable to the Board of Directors in its oversight of the Bank’s operations.

George H. Stover, Jr., age 70, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 1992. He was a real estate appraiser from 1972 until he retired December 31, 2014. The board has determined that Mr. Stover is qualified to be on the board due to his leadership skills obtained from successfully operating his own insurance and real estate business for 40 years. In addition, Mr. Stover has expertise of real estate values due to being an experienced real estate appraiser.

Continuing Directors

The names of our directors, whose current terms will continue after the 2017 annual meeting of shareholders, and certain information about them, are set forth below:

Term Expiring In 2018

Richard S. Lochen, Jr., age 53, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2003. He has been a Certified Public Accountant with the firm of Lochen & Chase PC since 1995. He was the former President/Chief Executive Officer of Peoples and Peoples Security Bank and Trust Company and Former Chief Administrative Officer of Peoples and Peoples Security Bank and Trust Company. The board has determined that Mr. Lochen is qualified to be on the board due to his knowledge of auditing publicly-traded financial institutions that he gained during his career as a CPA, which included assisting in preparation of annual and quarterly filings with the SEC. He also brings executive leadership experience and understanding of the operations of Peoples gained from his serving as Chief Executive Officer of Peoples and Peoples Security Bank and Trust Company for four years.

James B. Nicholas, age 65, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company in connection with the consummation of the Penseco merger in November 2013.  Prior to that, he served as a director of Penseco Financial Services Corporation and Penn Security Bank and Trust Company since 1981.  The Company has concluded that Mr. Nicholas is qualified to serve as a director of the Company as a result of his substantial small company management experience, particularly within the region in which the Bank conducts its business, and his familiarity with the operations of the former Peoples Security Bank and Trust Company. Mr. Nicholas has served as the President of D.G. Nicholas Co., a wholesale auto parts company located in Scranton, Pennsylvania, since 1990. Through his oversight of D.G. Nicholas Co., Mr. Nicholas is able to obtain insight regarding the local business and consumer environment that is valuable to the Board of Directors in its oversight of the Company’s and Bank’s operations. His service as a director of Penseco and Penn Security has enabled him to develop a knowledge of their former operations, which is beneficial to the Company’s Board.

Emily S. Perry, age 77, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company in connection with the consummation of the Penseco merger in November 2013.  Prior to that, she served as a director of Penseco Financial Services Corporation and Penn Security Bank and Trust Company since 1983.  The Company has concluded that Ms. Perry is qualified to serve as a director of the Company as a result of her insurance background, extensive community activities and familiarly with the operations of Penn Security Bank and Trust Company. Ms. Perry is a former insurance account executive which provided her with relevant experience, such as customer service and consideration of client financial needs, in an industry that complements the financial services provided by the Bank. In addition, through her participation in various community activities such as the Scranton Public Library and Arc of Northeastern Pennsylvania, Ms. Perry serves as a liaison between the Bank and the local community and provides the Board of Directors with additional opportunities to further the Company’s charitable efforts. Her service as a director of Penseco and Penn Security has enabled her to develop a knowledge of their former operations, which is beneficial to the Company’s Board.

Steven L. Weinberger, age 69, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company in connection with the consummation of the Penseco merger in November 2013.  Prior to that, he served as a director of Penseco Financial Services Corporation and Penn Security Bank and Trust Company since 1999.  The Company has concluded that Mr. Weinberger is qualified to serve as a director of the Company as a result of his substantial small company management experience, particularly within the region in which the Bank conducts its business, and his familiarity with the operations of Penn Security Bank and Trust Company. Mr. Weinberger has served as the President of G. Weinberger Company, a mechanical contracting company located in Old Forge, Pennsylvania, since 1981. Through his oversight of G. Weinberger Company, Mr. Weinberger is able to obtain insight regarding the local business and consumer environment that is valuable to the Board of Directors in its oversight of the Company’s and Bank’s operations. His service as a director of Penseco and Penn Security has enabled him to develop a knowledge of their former operations, which is beneficial to the Company’s Board.

Earle A. Wootton, age 72, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2010. He is Chairman and Chief Executive Officer of Community Foundation of the Endless Mountains (formerly known as Community Foundation of Susquehanna and Wyoming Counties), a position he has held since 2005, and has served as President and Chief Executive Officer of Mountain Resource Partners, Inc. (formerly Montrose Publishing Company, Inc.) for approximately 30 years. The board has determined that Mr. Wootton is qualified to be on the board due to his executive management skills acquired through being chief executive officer of a printing company for 30 years. He also brings experience gained through being a previous director of First Union Bank for 18 years, and being the founder and chairman of a community foundation.  Mr. Wootton has a Bachelor of Science degree from the Rochester Institute of Technology and a MBA from the Wharton School, University of Pennsylvania.

Term Expiring In 2019

William E. Aubrey II, age 54, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2006 and Chairman of the Board since 2008. He has been President and Chief Executive Officer of Gertrude Hawk Chocolates based in Dunmore, PA since 2003 and Chief Executive Officer of Drew’s All-Natural based in Chester, VT since 2010. The board has determined that Mr. Aubrey is qualified to be on the board due to his executive management experience gained by serving as CEO for two companies.  He also brings knowledge gained by serving on the on the

Board of Directors of United Gilsonite Laboratories in Scranton, PA and Rustic Crust in Pittsfield, NH.  In addition, he has served on many community boards including past Chairman of Geisinger CMC Hospital, Keystone College, Holy Cross School System and the Everhart Museum.  He holds an MBA and CPA.

Craig W. Best, age 56, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company in connection with the consummation of the Penseco merger in November 2013.  Prior to that, he served as a director of Penseco Financial Services Corporation and Penn Security Bank and Trust Company since 2006.  The Company has concluded that Mr. Best is qualified to serve as a director of the Company as a result of his leadership and prior experience in the banking industry.

Mr. Best served as President and Chief Executive Officer of Penseco Financial Services Corporation and Penn Security Bank and Trust Company from 2006 until the Penseco merger, at which time he was appointed as President and Chief Executive Officer of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company. Prior to joining Penseco, Mr. Best served as Chief Operating Officer of First Commonwealth Bank, a $6.2 billion financial services institution headquartered in Indiana, Pennsylvania, from July 2000 to December 2005. During his employment with First Commonwealth Bank, Mr. Best was responsible for overseeing the day to day operations of all lines of business and administrative functions for First Commonwealth Bank. Before serving as Chief Operating Officer of First Commonwealth Bank, Mr. Best was President of NBOC, a $1.0 billion division of First Commonwealth Bank. This collective experience, along with his knowledge of all aspects of the Company’s and the Bank’s business through his position as President and Chief Executive Officer, uniquely qualify Mr. Best for service on the Company’s Board of Directors.

Joseph G. Cesare, M.D., age 79, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company in connection with the consummation of the Penseco merger in November 2013.  Prior to that, he served as a director of Penseco Financial Services Corporation and Penn Security Bank and Trust Company since 2009.  The Company has concluded that Dr. Cesare is qualified to serve as a director of the Company as a result of his prior experience serving on the Board of Directors of Old Forge Bank. Dr. Cesare served as a director of Old Forge Bank from 2005 until April 1, 2009, when Old Forge Bank was acquired by Penn Security Bank and Trust Company. During this time, Dr. Cesare developed a detailed understanding of financial institutions which contributed to the successful integration of the Old Forge Bank and Penn Security Bank and Trust Company and which enables him to successfully serve the Company in this position. Additionally, Dr. Cesare was President of Scranton Orthopedic Specialists and had practiced in the community as an orthopedic surgeon from 1974 until 2014.  Dr. Cesare’s strong ties to the community will provide the Board of Directors with valuable insight into the local businesses and the current consumer environment.

Joseph T. Wright, Jr., age 61, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2009. He has been an attorney at law with Wright Reihner PC since 1980. The board has determined that Mr. Wright is qualified to be on the board due to his experience and knowledge gained while being a practicing attorney for over thirty years with involvement in numerous financially complex matters related to disputes involving shareholders, employment matters, contracts, valuation issues, real estate matters, and general business issues related to risk assessment.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF ITS NOMINEES TO THE BOARD OF DIRECTORS OF THE COMPANY TO SERVE UNTIL THE 2020 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL HIS SUCCESSOR HAS BEEN ELECTED AND QUALIFIED.

PROPOSAL 2 — TO APPROVE, ON AN ADVISORY BASIS,
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (commonly referred to as the “Exchange Act”), we are providing our shareholders with the opportunity to vote, on an advisory basis, on the compensation of our named executive officers as described in this proxy statement.  This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers.  We are currently soliciting this advisory vote on an annual basis.

Even though this say-on-pay vote is advisory and therefore will not be binding on us, the members of our compensation committee and board of directors’ value the opinions of our shareholders.  Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our shareholders’ concerns and the compensation committee will evaluate what actions may be appropriate to address those concerns.

Our executive compensation program is designed to attract, reward, and retain key employees, including our named executive officers, who are critical to our success. Under this program, our named executive officers are rewarded for the achievement of specific short-term and long-term goals that enhance shareholder value. Shareholders are urged to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement for greater detail about our executive compensation programs, including information about the fiscal year 2016 compensation of our named executive officers.

We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BY THE ADOPTION OF THE FOREGOING RESOLUTION.

PROPOSAL 3 — TO APPROVE THE PEOPLES FINANCIAL SERVICES CORP.
2017 EQUITY INCENTIVE PLAN

On March 13, 2017, our compensation committee recommended that our board of directors approve the Peoples Financial Services Corp. 2017 Equity Incentive Plan, sometimes referred to as the “2017 Plan,” and submit the 2017 Plan to a vote of our shareholders.  On March 31, 2017, our board of directors approved the 2017 Plan, subject to shareholder approval, and directed that the 2017 Plan be submitted to our shareholders for their approval at the annual meeting.  If approved by our shareholders, the 2017 Plan will become effective as of the date of approval.

The purposes of the 2017 Plan are to enable the Company to recruit and retain highly qualified employees, directors and consultants; provide them with an incentive for productivity and to align a portion of their compensation with the growth and value of the Company.

The Peoples Financial Services Corp. 2008 Long-Term Incentive Plan, or “2008 Plan,” as described below in “Compensation Discussion and Analysis — Long-Term Incentive Compensation,” will expire in January 2018.  While the 2008 Plan will remain in effect in accordance with its terms to govern outstanding awards under that plan, the Company intends to make future grants under the 2017 Plan.  The proposed 2017 Plan, summarized below, will make 100,000 shares of our common stock available for issuance to eligible participants.

A summary of the 2017 Plan is set forth below.  This summary is qualified in its entirety by the full text of the 2017 Plan, which is attached to this Proxy Statement as Exhibit A.

Summary of the 2017 Plan

The principal provisions of the 2017 Plan are summarized below.  This summary is qualified in its entirety by reference to the actual 2017 Plan proposed in this proxy statement, a copy of which is attached as Exhibit A.

Administration

The 2017 Plan vests broad powers in a committee to administer and interpret the Plan. Our board of directors will designate the compensation committee to administer the 2017 Plan. Except when limited by the terms of the 2017 Plan, the compensation committee has the authority to, among other things: select the persons to be granted awards; determine the type, size and term of awards; establish performance objectives and conditions for earning awards; determine whether such performance objectives and conditions have been met; and accelerate the vesting or exercisability of an award. In its discretion, the compensation committee may delegate all or part of its authority and duties with respect to granting awards to one or more of our officers, subject to certain limitations and provided applicable law so permits.

The board of directors may amend, alter or discontinue the 2017 Plan and the compensation committee may amend any outstanding award at any time; provided, however, that no such amendment or termination may adversely affect awards then outstanding without the holder’s permission. In addition, any amendments seeking to increase the total number of shares reserved for issuance under the 2017 Plan or modifying the classes of participants eligible to receive awards under the Plan will require ratification by our stockholders in accordance with applicable law.

Eligibility

Any of our employees, directors, consultants, and other service providers, or those of our affiliates, are eligible to participate in the 2017 Plan and may be selected by the compensation committee to receive an award. As of February 28, 2017, approximately 380 people were eligible to participate in the 2017 Plan.

Vesting

The compensation committee determines the vesting conditions for awards. A time-based condition requires that the participant be employed or otherwise in the service of the Company or our affiliates for a certain amount of time in order for the award to vest. A performance-based condition requires that certain performance criteria be achieved in order for the award to vest. For a discussion of the performance-based vesting criteria the compensation committee may impose upon an award, see the section of this proxy statement entitled “Peoples Financial Services Corp. 2017 Equity Incentive Plan—Summary of Plan Provisions—Types of Awards—Performance Awards.”

Shares of Stock Available for Issuance

Subject to certain adjustments, the maximum number of shares of common stock that may be issued under the 2017 Plan in connection with awards is 100,000, all of which may be utilized toward the grant of any type of award, including incentive stock options. In any calendar year, no participant may receive any award or any combination of awards that relate to more than 50,000 shares. In the event of any merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other like change in capital structure (other than ordinary cash dividends) to shareholders of the Company, or other similar corporate event or transaction that affects our common stock, the compensation committee shall make appropriate adjustments in the number and kind of shares authorized by the 2017 Plan and covered under outstanding awards as it determines appropriate and equitable. Shares of our common stock subject to awards that expire unexercised or are otherwise forfeited shall again be available for awards under the 2017 Plan.

Types of Awards

The 2017 Plan provides for the grant of the following equity-based and cash-based incentive awards to participants: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units (“RSUs”), (v) cash awards and (vi) performance awards.

Stock Options.  An option entitles the holder to purchase from us a stated number of shares of common stock. An incentive stock option (“ISO”), may only be granted to an employee of ours or our eligible affiliates. The compensation committee will specify the number of shares of common stock subject to each option and the exercise price for such option, provided that the exercise price may not be less than the fair market value of a share of common stock on the date the option is granted. Notwithstanding the foregoing, if ISOs are granted to any 10% stockholder, the exercise price shall not be less than 110% of the fair market value of common stock on the date the option is granted.

Generally, options may be exercised in whole or in part through a cash payment. The compensation committee may, in its sole discretion, permit payment of the exercise price of an option in the form of previously acquired shares based on the fair market value of the shares on the date the option is exercised or through means of “net settlement”, which involves the cancellation of a portion of the option to cover the cost of exercising the balance of the option.

All options shall be exercisable in accordance with the terms of the applicable award agreement. The maximum term of an option shall be determined by the compensation committee on the date of grant but shall not exceed 10 years (5 years in the case of ISOs granted to any 10% stockholder). In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of common stock with respect to which such ISOs become exercisable for the first time during any calendar year cannot exceed $100,000. ISOs granted in excess of this limitation will be treated as non-qualified stock options.

Stock Appreciation Rights.  A stock appreciation right represents the right to receive, upon exercise, any appreciation in a share of common stock over a particular time period. This award is intended to mirror the benefit the participant would have received if the compensation committee had granted the participant an option. The maximum term of a stock appreciation right shall be determined by the compensation committee on the date of grant but shall not exceed 10 years. Distributions with respect to stock appreciation rights may be made in cash, shares of common stock, or a combination of both, at the compensation committee’s discretion.

Unless otherwise provided in an award agreement or determined by the compensation committee, if a participant terminates employment with us (or our affiliates) due to death or disability, the participant’s unexercised options and stock appreciation rights may be exercised, to the extent they were exercisable on the termination date, for a period of twelve months from the termination date or until the expiration of the original award term, whichever period is shorter. If the participant terminates employment with us (or our affiliates) for cause (as defined in the 2017 Plan), (i) all unexercised options and stock appreciation rights (whether vested or unvested) shall terminate and be forfeited on the termination date, and (ii) any shares in respect of exercised options or stock appreciation rights for which we have not yet delivered share certificates will be forfeited and we will refund to the participant the option exercise price paid for those shares, if any. If the participant’s employment terminates for any other reason, any vested but unexercised options and stock appreciation rights may be exercised by the participant, to the extent exercisable at the time of termination, for a period of ninety days from the termination date (or such time as specified by the compensation committee at or after grant) or until the expiration of the original option or stock appreciation right term, whichever period is shorter. Unless otherwise provided by the compensation committee, any options and stock appreciation rights that are not exercisable at the time of termination of employment shall terminate and be forfeited on the termination date.

Restricted Stock.  A restricted stock award is a grant of shares of common stock, which may or may not be subject to forfeiture restrictions during a restriction period. The compensation committee will determine the price, if any, to be paid by the participant for each share of common stock subject to a restricted stock award. The compensation committee may condition the expiration of the restriction period, if any, upon: (i) the participant’s continued service over a period of time with us or our affiliates; (ii) the achievement by the participant, us or our affiliates of any other performance goals set by the compensation committee; or (iii) any combination of the above conditions as specified in the award agreement. If the specified conditions are not attained, the participant will forfeit the portion of the restricted stock award with respect to which those conditions are not attained, and the underlying common stock will be forfeited to us. At the end of the restriction period, if the conditions, if any, have been satisfied, the restrictions imposed will lapse with respect to the applicable number of shares. During the restriction period, a participant will have the right to vote the shares underlying the restricted stock. However, unless otherwise provided by the applicable award agreement or the compensation committee, all dividends will remain subject to restriction until the stock with respect to which the dividend was issued lapses. Unless otherwise provided in an award agreement or determined by the compensation committee, upon termination a participant will forfeit all restricted stock that then remains subject to forfeiture restrictions.

Restricted Stock Units.  RSUs are granted in reference to a specified number of shares of common stock and entitle the holder to receive, on the achievement of specific performance goals established by the compensation committee, after a period of continued service, or any combination of the above as set forth in the applicable award agreement, an amount equal to the fair market value of one share of common stock (at the time of distribution) for each such share of common stock covered by the RSU, which may be settled in shares of common stock, cash, or a combination of both, at the discretion of the compensation committee. Unless otherwise provided in an award agreement or determined by the compensation committee, upon termination a participant will forfeit all RSUs that then remain subject to forfeiture.

Cash Awards.  Cash awards may be granted to participants. The compensation committee will determine the terms and conditions of each cash award, including the applicable performance period and performance goal(s). No participant may be paid more than $500,000 in any calendar year in respect of any cash award that is designated as a performance award. Unless otherwise provided in an award agreement, a participant will only be eligible to receive payment of a cash award if he or she provided services to us or an affiliated company through the last day of the applicable performance period.

Performance Awards.  The compensation committee may grant performance awards in accordance with the 2017 Plan. Performance awards may be denominated as a number of shares or specified number of other awards (such as restricted stock, RSUs or cash awards), which may be earned upon achievement or satisfaction of such performance goals as may be specified by the compensation committee. Performance goals may be linked to a variety of factors including the participant’s completion of a specified period of employment or service with us or an affiliated company. Additionally, performance goals can include objectives stated with respect to the Company as a whole or any subsidiary or other division or business unit but are limited to one or more of the following: pretax operating contribution; economic value added; consolidated profits of the Company expressed as a percent; earnings per share; stock price; book value; return on capital; return on investment; return on shareholders’ equity or average equity; internal rate of return; efficiency ratio; revenue; working capital; pre-tax segment profit; net profit; net interest margin; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; return on assets; expense to asset ratio; asset quality (including net charge-offs to average loans ratio; non-performing loans to average loans plus other real estate owned ratio); asset growth; growth of loans; deposit growth;  and any combination of the foregoing.

The compensation committee may also adjust performance goals to take into account the impact of the following items: gain or loss from all or certain claims and/or litigation and insurance recoveries;  the impairment of tangible or intangible assets; stock-based compensation expense; restructuring activities reported in the Company’s public filings; investments, dispositions or acquisitions; loss from the disposal of certain assets; gain or loss from the early extinguishment, redemption, or repurchase of debt; changes in accounting principles; or any other item, event or circumstance that would not cause an award intended to qualify as performance-based compensation for purposes of deductibility under Section 162(m) of the Code to fail to so qualify. Any adjustments will be determined in accordance with generally accepted accounting principles and standards or other objective measures designated by the compensation committee. The compensation committee may also make adjustments as necessary to performance criteria related to our common stock to reflect changes in corporate capitalization affecting our equity.

Change in Control

In the event of a change in control (as defined in the 2017 Plan), the compensation committee may, on a participant-by-participant basis: (i) cause any or all outstanding awards to become vested and immediately exercisable (as applicable), in whole or in part; (ii) cause any outstanding option or stock appreciation right to become fully vested and immediately exercisable for a reasonable period in advance of the change in control and, to the extent not exercised prior to that change in control, cancel that option or stock appreciation right upon closing of the change in control; (iii) cancel any unvested award or unvested portion thereof, with or without consideration; (iv) cancel any award in exchange for a substitute award; (v) redeem any restricted stock or RSU for cash and/or other substitute consideration with value equal to the  fair market value of an unrestricted share on the date of the change in control; (vi) cancel any outstanding option or stock appreciation right with respect to all common stock for which the award remains unexercised in exchange for a cash payment equal to the excess (if any) of the fair market value of the common stock subject to the option or stock appreciation right over the exercise price of the option or stock appreciation right; (vii) take such other action as the compensation committee shall determine to be reasonable under the circumstances; and/or (viii) in the case of any award subject to Section 409A of the Code, such award shall vest and be distributed only in accordance with the terms of the applicable award agreement and the compensation committee shall only be permitted to use discretion to the extent that such discretion would be permitted under Section 409A of the Code.

Repricing

Neither the board of directors nor the compensation committee may, without obtaining prior approval of our stockholders: (i) implement any cancellation/re-grant program pursuant to which outstanding options or stock appreciation rights under the 2017 Plan are cancelled and new options or stock appreciation rights are granted in replacement with a lower exercise per share; (ii) cancel outstanding options or stock appreciation rights under the 2017 Plan with an exercise price per share in excess of the then current fair market value per share for consideration payable in our equity securities; or (iii) otherwise directly reduce the exercise price in effect for outstanding options or stock appreciation rights under the 2017 Plan.

Federal Tax Consequences

Under the Code as currently in effect, a grant under the 2017 Plan of options, stock appreciation rights, restricted stock or RSUs would have no federal income tax consequence at the time of grant. All amounts taxable as ordinary income to participants under the 2017 Plan in respect of awards are expected to be deductible by the Company as compensation at the same time the participant recognizes the ordinary income, subject to the limitations of Section 162(m) of the Code.

Options and Stock Appreciation Rights.  Upon exercise of a nonqualified stock option, the excess of the fair market value of the stock at the date of exercise over the exercise price is taxable to a participant as ordinary income. Similarly, upon exercise of a Stock Appreciation Right, the value of the shares or cash received is taxable to the participant as ordinary income. Upon exercise of an ISO that a participant has held for at least two years after the date of grant and at least one year after the date of exercise, the participant will not have taxable income, except that alternative minimum tax may apply. When there is a disposition of the shares subject to the ISO, the difference, if any, between the sale price of the shares and the exercise price of the option, is treated as long-term capital gain or loss. If the participant does not satisfy these holding period requirements, a “disqualifying disposition” occurs and the participant will recognize ordinary income in the year of the disposition in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option. Any gain realized in excess of the fair market value at the time of exercise will be short or long-term capital gain, depending on whether the shares were sold more than one year after the option was exercised.

Restricted Stock.  Unless the participant elects to recognize its value as income at the time of the grant, restricted stock is taxable to a participant as ordinary income when it becomes vested.

Restricted Stock Units.  When shares of common stock or cash with respect to RSU awards are delivered to the participant, the value of the shares or cash is taxable to the participant as ordinary income.

Miscellaneous

The compensation committee may impose restrictions on the grant, exercise or payment of an award as it determines appropriate. Generally, awards granted under the 2017 Plan shall be nontransferable except by will or by the laws of descent and distribution. No participant shall have any rights as a stockholder with respect to shares covered by options or RSUs, unless and until such awards are settled in shares of common stock. No option shall be exercisable, no shares of common stock shall be issued, no certificates for shares of common stock shall be delivered and no payment shall be made under the 2017 Plan except in compliance with all applicable laws. The awards will be subject to our recoupment policy, as in effect from time to time. The 2017 Plan will expire ten years after it becomes effective.

Equity Compensation Plan Information.

The table below sets forth information with respect to compensation plans under which equity securities of the Company are authorized for issuance as of December 31, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans Equity compensation plans approved by security holders: 2008 Long-Term Incentive Plan	—	N/A	129,207
Equity compensation plans not approved by security holders: None	—	N/A	—
Total	—	N/A	129,207

New Plan Benefits

The future awards that participants may receive under the Plan are discretionary, and therefore, not determinable at this time.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE PEOPLES FINANCIAL SERVICES CORP. 2017 EQUITY INCENTIVE PLAN.

BOARD OF DIRECTORS AND COMMITTEES

Director Independence

Our common stock is listed on The Nasdaq Stock Market, LLC.  Accordingly, our board evaluated the independence of each director and director nominee under the listing standards of The Nasdaq Stock Market, LLC.  During this review, the board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The board also considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of our senior management or their affiliates.

As a result of this review, the board affirmatively determined that William E. Aubrey II, Joseph G. Cesare, M.D., James G. Keisling, P. Frank Kozik, Ronald G. Kukuchka, Richard S. Lochen, Jr., Robert W. Naismith, Ph.D., James B. Nicholas, Emily S. Perry, George H. Stover, Jr., Earle A. Wootton and Joseph T. Wright, Jr. are independent under the listing standards of The Nasdaq Stock Market, LLC.  In addition, the board determined that each member of our nominating and governance, audit and compensation committees is independent in accordance with the additional independence criteria applicable to such committee members under the listing standards of The Nasdaq Stock Market, LLC, including the additional independence standards applicable to members of the audit and compensation committees.  Craig W. Best, our Chief Executive Officer and President, and Steven L. Weinberger were determined to be not independent.

In determining the independence of our independent directors, we considered loan transactions, as more particularly described in “Certain Relationships and Related Transactions,” deposits with Peoples Security Bank and Trust Company, a lease agreement, pursuant to which we lease space in one of our branches, and certain arm’s-length purchases of products from companies at which some of our directors or their immediate family members were officers or employees during 2016.  The board determined that none of these relationships impaired the independence of the independent directors.

Board Meetings

During 2016, the board of directors held twelve meetings.  Each of our directors attended at least 75 percent of the aggregate number of meetings held by the board of directors and the committees on which he or she served.

We have no formal policy with respect to director attendance at our annual meeting of shareholders.  All of our then-serving directors attended our 2016 annual meeting of shareholders.

Board Leadership Structure and Role in Risk Oversight

The board of directors of the Company has determined that the separation of the offices of chairman of the board and chief executive officer enhances board independence and oversight.  Moreover, the separation of the chairman of the board and chief executive officer allows the chief executive officer to better focus on his responsibilities relating to day-to-day management of the Company, enhancing shareholder value and expanding and strengthening the Company’s franchise while allowing the chairman to lead the board in its fundamental role of providing advice to and independent oversight of management.  Consistent with this determination, William E. Aubrey II serves as Chairman of the Board of the Company and Craig W. Best serves as Chief Executive Officer and President of the Company.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, legal risk and reputational risk.  Management, including our chief risk officer, is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk management oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and risks facing the Company.  Senior management attends board meetings and is available to address any questions or concerns raised by the board on risk management. The Chairman of the Board and independent members of the board of directors’ work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Primary responsibility for areas of risk oversight is allocated among our standing committees as follows:

Committee	Primary Areas of Risk Oversight
Audit Committee

Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

Nominating and Governance Committee	Risks and exposures associated with leadership, succession planning and corporate governance.

Compensation Committee	Risks and exposures associated with executive compensation programs and arrangements, including incentive plans.

Compensation Risk Management

Our compensation committee has reviewed the compensation policies and practices of the Company and has determined that the policies and practices do not motivate imprudent risk taking and are not reasonably likely to have a material adverse effect on the Company.  The compensation committee is aware that compensation arrangements, if not properly structured, may encourage inappropriate risk-taking.  An long-standing example of how our compensation programs protect against imprudent risk taking is the clawback provision included in the Peoples Cash Incentive Program.  In addition, in December 2016, we adopted a new compensation recoupment policy effective January 1, 2017, which applies to all executive officers who receive cash or equity incentive awards.

Board Committees

As noted above, the board of directors of the Company conducts much of its business through committees of the board.  During 2016, the board maintained standing audit, compensation and nominating committees.  The Penseco merger agreement and our amended and restated bylaws provided that for a period following the Penseco merger, until November 30, 2016, former Penseco directors were to have pro rata representation on all committees of the board of directors.  The composition of these complied with this requirement during 2016.

Audit Committee

During the fiscal year ended December 31, 2016, directors Lochen, Keisling, Kukuchka, Naismith, Weinberger and Wootton comprised the audit committee.

Each member of the audit committee was independent under the requirements of The Nasdaq Stock Market, LLC relating to audit committee members.  Mr. Weinberger resigned from the audit committee upon a determination that he was no longer independent.  The board of directors has determined that director Richard S. Lochen, Jr. qualifies as an “audit committee financial expert,” as defined under the rules of the Securities and Exchange Commission, or “SEC.”  The audit committee met five times in 2016.

The audit committee is governed by a formal charter approved by the board of directors, a current copy of which is available at the Company’s website, psbt.com, at the “Governance Documents” page under “Investor Relations.” The primary purposes, duties and responsibilities of the audit committee include:

•                                          oversee our accounting and financial reporting processes, including management’s preparation of financial reports and other financial information;

•                                          oversee our management’s maintenance of internal controls and procedures for financial reporting, accounting and financial reporting processes generally;

•                                          assist our board of directors Board in its oversight of our compliance with legal and regulatory requirements;

•                                          evaluate the independence and oversee the performance of our independent registered public accounting firm and oversee the audits of the financial statements of the Company;

•                                          assist our board of directors in risk assessment and risk management;

•                                          pre-approve all auditing services and permitted non-audit services (including the fees for such services and terms thereof) to be performed by our independent registered public accounting firm;

•                                          establish and periodically review and, as appropriate, revise, procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•                                          oversee our internal audit function; and

•                                          oversee any related party transactions.

Audit Committee Report

In accordance with SEC regulations, the audit committee has prepared the following report.  As part of its ongoing activities, the audit committee has:

•                                          reviewed and discussed the audited consolidated financial statements of the Company at and for the year ended December 31, 2016, with management;

•                                          discussed with BDO USA, LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees; and

•                                          received the written disclosures and letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with BDO USA, LLP such firm’s independence.

Based upon its review and the considerations and discussions referenced above, the audit committee recommended to the board of directors that our audited consolidated financial statements be included in the Company’s annual report on Form 10-K, as filed with the SEC on March 16, 2017.

Submitted by the Audit Committee:

Richard S. Lochen, Jr., Chairman
James G. Keisling
Ronald G. Kukuchka
Robert W. Naismith, Ph.D.
Earle A. Wootton

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.

Compensation Committee

During the fiscal year ended December 31, 2016, the compensation committee of the board of directors consisted of directors Aubrey, Keisling, Kozik, Lochen, Naismith, Perry and Wright to comprise the compensation committee.  During 2016, the compensation committee of the board of directors met eight times.

The compensation committee is governed by a formal charter approved by the board of directors, a current copy of which is available at the Company’s website, psbt.com, at the “Governance Documents” page under “Investor Relations.” The primary purposes, duties and responsibilities of the compensation committee include:

•                                          review and approve the annual base salaries and annual incentive opportunities of our chief executive officer and other executive officers;

•                                          review and approve incentive awards and opportunities, including both cash-based and equity-based awards and opportunities, any employment agreements and severance arrangements, any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits, and any special or supplemental compensation and benefits, in each case for our executive officers;

•                                          review and make recommendations to our board of directors with respect to new compensation programs;

•                                          review periodically the operation of our compensation programs;

•                                          establish and periodically review policies for the administration of compensation programs;

•                                          ensure that our compensation programs comport with our compensation philosophy;

•                                          review and make recommendations to our board of directors with respect to director compensation;

•                                          review and make recommendations to our board of directors with respect to our employee benefit plans;

•                                          administer our compensation programs, including equity incentive programs, for all employees;

•                                          review and provide guidance on our human resource programs, which may include talent review and leadership development and “best place to work” initiatives;

•                                          oversee all matters relating to the outcome of shareholder advisory votes regarding executive compensation; and

•                                          oversee risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans, and reviewing and evaluating our compensation policies and practices of compensating our employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis that is required by the rules established by the SEC. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement. See “Compensation Discussion and Analysis.”

Submitted by the compensation committee:

Robert W. Naismith, Ph.D., Chairman
William E. Aubrey II
James G. Keisling
P. Frank Kozik
Richard S. Lochen, Jr.
Emily S. Perry
Joseph T. Wright, Jr.

The foregoing Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.

Nominations and Shareholder Communications

During the fiscal year ended December 31, 2016, Aubrey, Cesare, Kukuchka, Nicholas, Perry, Stover and Weinberger comprised the nominating and corporate governance committee.  Mr. Weinberger resigned from the audit committee upon a determination that he was no longer independent.  During 2016, the nominating and corporate governance committee of the board of directors met two times.

The nominating and corporate governance committee is governed by a formal charter approved by the board of directors, a current copy of which is available at the Company’s website, psbt.com, at the “Governance Documents” page under “Investor Relations.” The primary purposes, duties and responsibilities of the nominating and corporate governance committee include:

•                                          recommend director nominees for selection by our board of directors;

•                                          review recommendations from directors, shareholders, management, and other appropriate third parties for potential director candidates and collect and analyze information regarding their suitability;

•                                          assist our board of directors in determining the size and composition of the board and its committees, and of the board of directors and committees of our subsidiaries;

•                                          develop and make recommendations to our board of directors with respect to corporate governance guidelines and other governance policies;

•                                          develop and recommend to the Board a policy with regard to the consideration of diversity in identifying director candidates, implement any approved diversity policy, evaluate candidates in accordance with such policy, and periodically assess the effectiveness of such policy;

•                                          identify and prioritize with management significant risks that we face and recommend to our board of directors whether the full board or a particular board committee should have primary responsibility for oversight of each such identified risk;

•                                          keep apprised of requirements, trends and best practices in corporate governance;

•                                          review and make recommendations to our board of directors with respect to any proposed changes to our articles of incorporation, bylaws, or committee charters; and

•                                          develop and make recommendations to our board of directors with respect to key executive succession plans.

Nomination Process

In accordance with the Penseco merger agreement and our bylaws, for our 2014, 2015 and 2016 annual meetings of shareholders, our director nominees were recommended for the board of directors’ approval by two subcommittees of our nominating and corporate governance committee. One subcommittee was comprised of directors who were directors of Peoples prior to the Penseco merger, referred to as the “Peoples subcommittee,” and the other was comprised of directors who were directors of Penseco Financial Services Corporation prior to the Penseco merger, referred to as the “Penseco subcommittee.”  The Peoples subcommittee was responsible for recommending director nominees with respect to each directorship held by an incumbent director who was a director of Peoples immediately prior to the Penseco merger, or any other incumbent director who was nominated by the Peoples subcommittee.  The Penseco subcommittee was responsible for recommending director nominees with respect to each directorship held by an incumbent director who was a director of Penseco immediately prior to the Penseco merger, or any other incumbent director who was nominated by the Penseco subcommittee.  Beginning with this year’s annual meeting, our full nominating and corporate governance committee is responsible for recommending the entire slate of director nominees.

The board of directors will consider director candidates recommended by shareholders.  Any shareholder who wishes to recommend a director candidate for consideration may send notice to Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania 18503, Attention: Investor Relations Officer.  The notice should contain the information described in the section titled “Shareholder Proposals,” on page 44.

Process for Identifying and Evaluating Nominees

In selecting director candidates to be nominated for election at an annual meeting, the nominating and corporate governance committee begins by determining whether the incumbent directors whose terms expire at the meeting desire, and are qualified, to continue their service on the board. We are of the view that the repeated service of qualified incumbents promotes stability and continuity in the boardroom, giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure. Accordingly, it is the policy of the nominating and corporate governance committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the committee’s criteria for membership on the Board; who the committee believes will continue to make important contributions to the Board; and who consent to stand for re-election and, if re-elected, to continue their service on the Board.

If there are Board positions for which the committee will identify and evaluate non-incumbent directors, it will proceed as follows:

Identification. For purposes of identifying nominees for the board of directors, the nominating and corporate governance committee relies on personal contacts of the committee and other members of the board of directors as well as its knowledge of members of the Company’s market area. The nominating and corporate governance committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth above. The nominating and corporate governance committee may use an independent search firm in identifying nominees. However, the committee did not engage an independent search firm for this purpose during the year ended December 31, 2016 or in connection with the nominees for election at the 2017 annual meeting.

Evaluation. In evaluating potential nominees, the nominating and corporate governance committee determines whether the candidate is eligible and qualified for service on the board of directors by evaluating the candidate under the selection criteria set forth below under the heading “Minimum Qualifications” below. In addition, the nominating and corporate governance committee may conduct a background check and may interview the candidate. Candidates proposed by shareholders are considered under the same criteria, except that the committee may also consider the size and duration of the equity interest of the recommending shareholder in the Company and the extent to which the recommending shareholder intends to continue holding this interest.

Minimum Qualifications

Our bylaws include a mandatory retirement policy applicable to our directors.  Any director, upon reaching the mandatory retirement age of 73 years, will be permitted to serve as a director for the remainder of his or her term, after which he or she shall no longer be eligible to serve as a director.

The nominating and corporate governance committee has not adopted a specific set of minimum qualifications that must be met by nominees. Nominees are selected on the basis of their integrity, experience, achievements, judgment, intelligence, personal character and capacity to make independent analytical inquiries, ability and willingness to devote adequate time to Board duties, and the likelihood of being able to serve on the Board for a sustained period. In evaluating potential director nominees, our nominating and corporate governance committee (and its subcommittees) will evaluate an individual’s specific qualities or skills including, but not limited to an individual’s: contributions to the range of talent, skill and expertise of the Board; financial, regulatory and business experience, knowledge of the banking and financial services industries, familiarity with the operations of public companies and ability to read and understand financial statements; familiarity with our market area and participation in and ties to local businesses and local civic, charitable and religious organizations; personal and professional integrity, honesty and reputation; ability to represent the best interests of the Company’s shareholders and the best interests of the Company and Bank; ability to devote sufficient time and energy to the performance of his or her duties; independence; and current equity holdings in the Company.

The nominating and corporate governance committee (and its subcommittees) will also consider any other factors it deems relevant, including competition, size of the board of directors, and regulatory disclosure obligations. The nominating and corporate governance committee will also consider the extent to which a candidate helps the board of directors reflect the diversity of the Company’s shareholders, employees, customers, and communities. The committee also considers factors such as global experience, experience as a director of a public company, and knowledge of relevant industries.

In addition, prior to nominating an existing director for re-election to the board of directors, the committee will consider and review an existing director’s Board and committee performance and his or her satisfaction of any minimum qualifications established by the committee.

In December 2016, we adopted a share ownership policy, which applies to our directors, as well as our senior executive officers.  This policy will require our directors to beneficially own our common stock in an amount equal to four times their annual retainer for board service, and allows five years for our directors to reach compliance.

Shareholder Communications

Any shareholder who desires to send communications to our board of directors or to individual directors may do so by directing his or her communication to the following address:  Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania 18503, Attention: Investor Relations Officer.  All shareholder communications, other than any communications we believe may pose a security risk, will be sent directly to board members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 28, 2017, certain information concerning the ownership of shares of the common stock by any person who is known by us to own beneficially more than five percent of the issued and outstanding common stock, each director of the Company, each “named executive officer” identified below under the heading “Executive Compensation” on page 31, and all directors and executive officers as a group.

Name	Number of Shares Beneficially Owned+		Percentage of Ownership++
William E. Aubrey II	22,000.000		*
Craig W. Best	18,257.270	(1)	*
Joseph G. Cesare, M.D.	155,218.000	(2)	2.1%
James G. Keisling	61,234.000	(3)	*
P. Frank Kozik	34,072.000	(4)	*
Ronald G. Kukuchka	25,267.862	(5)	*
Richard S. Lochen, Jr.	9,967.266	(6)	*
Robert W. Naismith, Ph.D.	40,951.000	(7)	*
James B. Nicholas	25,185.700	(8)	*
Emily S. Perry	7,944.000	(9)	*
George H. Stover, Jr.	74,312.000	(10)	1.0%
Steven L. Weinberger	38,090.000	(11)	*
Earle A. Wootton	21,000.000	(12)	*
Joseph T. Wright, Jr.	28,910.711	(13)	*
John R. Anderson III	1,225.000	(14)	*
Bradley S. Grubb	4.019	(15)	*
Neal D. Koplin	472.492	(16)	*
Scott A. Seasock	9,691.933	(17)	*
Thomas P. Tulaney	19,029.093	(18)	*
All directors and executive officers as a group (24 persons).	613,031.888		8.3%

+

Any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: voting power, which includes the power to vote, or to direct the voting of, our common stock; and/or, investment power, which includes the power to dispose, or to direct the disposition of, our common stock, is determined to be a beneficial owner of our common stock. All shares are subject to the named person’s sole voting and investment power unless otherwise indicated.

++

Shares beneficially owned include options to purchase shares which are currently exercisable or which will be exercisable within 60 days of February 28, 2017. Percentage calculations are based on 7,394,143 shares outstanding at February 28, 2017, and presume that the identified individual or group exercises all of his, her or their respective warrants and options and that no other holders of warrants or options exercise their warrants or options.

*	Less than 1.0 percent.
(1)	Includes 1,030.914 shares under the Company’s employee stock ownership plan (“ESOP”) which have been allocated to Mr. Best’s account, and 17,226 shares in a self-directed IRA.
(2)

Includes 21,944 shares owned jointly by Dr. Cesare and his wife, 61,156 shares owned by Dr. Cesare’s wife, and 68,874 shares owned by Tedesco Corp., over which Dr. Cesare’s wife has investment control.

(3)	Includes 37,109 shares owned in a self-directed IRA and 24,125 shares in custodial accounts.
(4)	Includes 12,522 shares owned by Mr. Kozik’s wife, and 5,669 shares owned in a self-directed IRA.
(5)	Includes 18,485.522 shares owned jointly by Mr. Kukuchka and his wife.
(6)	Includes 1,117 shares in a 401(k) plan, 247.774 shares held by minor children, 5,422.492 shares owned jointly by Mr. Lochen and his wife, and 1,065 shares in a self-directed IRA.
(7)	Includes 25,204 shares owned jointly by Dr. Naismith and his wife, 409 shares owned by Dr. Naismith’s wife, and 15,338 shares in a self-directed IRA.
(8)	Includes 2,013.446 shares in a self-directed IRA, 2,631.695 shares owned by Mr. Nicholas’s wife, and 10,729 shares held in trust accounts.
(9)	Includes 1,772 shares owned jointly by Mrs. Perry and her husband, and 1,002 shares in a self-directed IRA, and 3,193 held in a trust account.
(10)	Includes 74,312 shares owned jointly by Mr. Stover and his wife.
(11)

Includes 1,295 shares held in a trust account, 1,022 shares in a self-directed IRA, and 17,975 shares held in the following companies of which Mr. Weinberger has an interest: Harold Weinberger, Inc., J. Weinberger Partners and G. Weinberger Co.

(12)	Includes 10,000 shares owned by Mr. Wootton’s wife.
(13)	Includes 723.182 shares owned by Mr. Wright’s minor child.
(14)	Includes 40 shares owned jointly by Mr. Anderson and his wife, and 1,185 shares under the ESOP which have been allocated to Mr. Anderson’s account.
(15)	Includes 4.019 shares under the ESOP which have been allocated to Mr. Grubb’s account.
(16)	Includes 400 shares in a self-directed IRA and 72.492 shares under the ESOP which have been allocated to Mr. Koplin’s account.
(17)

Includes 3,978 shares owned jointly by Mr. Seasock and his wife, 4,990 shares in a self-directed IRA, 573.933 shares in a 401(k) plan, and 150 shares under the ESOP allocated to Mr. Seasock’s account. Mr. Seasock’s employment ceased on May 8, 2016, and the information provided regarding Mr. Seaock’s beneficial ownership may not reflect changes after such date.

(18)	Includes 4,892.698 shares in a self-directed IRA, 457.9826 shares under the ESOP which have been allocated to Mr. Tulaney’s account, and 177 shares owned jointly by Mr. Tulaney and his wife.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

Following is information regarding our executive officers other than Craig W. Best, President and Chief Executive Officer. Information regarding Mr. Best is included under the heading “Election of Directors — Continuing Directors — Term Expiring In 2019,” beginning on page 6, and additional information regarding the compensation of our named executive officers is included under the heading “Executive Compensation,” beginning on page 31.

John R. Anderson III, Senior Vice President, Interim Principal Financial and Accounting Officer, of Peoples Security Bank and Trust Company, age 50.  Mr. Anderson was appointed to his current position in April 2016.  Prior to that, he served as Senior Vice President/Planning and Statistical Analyst of Peoples Security Bank and Trust Company.  Prior to that he was Vice President/Planning and

Statistical Analyst, of Penn Security Bank and Trust Company since 2008.  Prior to that he was Assistant Vice President/Financial Reporting Officer at Penn Security Bank since 2002.

Debra E. Dissinger, Executive Vice President, Chief Operations Officer and Secretary of Peoples Security Bank and Trust Company, age 62.  Ms. Dissinger has served in various roles, most recently as Executive Vice President, Chief Operations Officer, and Chief Risk Officer, of Peoples Neighborhood Bank and Trust Company since 1990.

Joseph M. Ferretti, Executive Vice President and Senior Lending Officer, age 47.  Mr. Ferretti was appointed to his current position in December 2013.  Prior to that, he served as Executive Vice President/Chief Lending Officer of Peoples Neighborhood Bank and Trust Company and Senior Vice President/Chief Credit Officer of Peoples Neighborhood Bank and Trust Company since 1997.

Michael L. Jake, Executive Vice President and Chief Risk Officer, age 64.  Mr. Jake was appointed to his current position in connection with the Penseco merger in November 2013.  Prior to that, he was Senior Vice President, Chief Risk Officer, of Penn Security Bank and Trust Company since April 2009. Prior to that, he was Chief Financial Officer at Old Forge Bank since 1994. Prior to 1994 Mr. Jake was the Northeastern Pennsylvania Region Audit Manager for Mellon Bank and PNC Bank.

Timothy H. Kirtley, Executive Vice President and Chief Credit Officer, age 46.  Mr. Kirtley was appointed to his current position in July, 2016.  Prior to joining Peoples Security Bank and Trust Company, he served as Executive Vice President and Chief Credit Officer of Peoples Bank, Marietta, Ohio from 2011 to 2016. From 2009 to 2011, Mr. Kirtley served as Executive Vice President, Chief Credit Officer of Delaware County Bank & Trust Co., in Lewis Center, Ohio.  From 2007 to 2009, he served as Vice President, Regional Credit Officer, Commercial Real Estate for Fifth Third Bank in Columbus, Ohio.  From 1992 to 2007, Mr. Kirtley served in various commercial banking and credit risk management capacities, the most recent of which was Vice President, Regional Credit Officer, Community Banking from 2002 to 2007 for U.S. Bank, N.A. in Columbus, Ohio.

Neal D. Koplin, Executive Vice President and Lehigh Valley Division Head, age 56.  Mr. Koplin was appointed to his current position in August 2014. He served as Senior Vice President and Northern Region Manager of National Penn Bank’s Commercial Real Estate Lending Group from 2004 until joining Peoples Security Bank. He was with National Penn Bank in various executive positions from 1982 until 2004.

Lynn M. Thiel, Executive Vice President and Chief Retail Officer, age 56.  Ms. Thiel was appointed to her current position in connection with the Penseco merger in November 2013.  Prior to that she was Executive Vice President, Retail Banking Division Head, of Penn Security Bank and Trust Company since June 2012. Prior to that, she served as Senior Vice President, Planning & Development Division Head between 2006 and 2012; and as Vice President & Compliance Officer between 2000 and 2006.

Thomas P. Tulaney, Executive Vice President and Chief Lending Officer, age 57. Mr. Tulaney was appointed to his current position in connection with the Penseco merger in November 2013, and held the same position with Penseco since March 20, 2012.  He joined Penn Security Bank and Trust Company in April 2011 as Executive Vice President and Deputy Chief Lending Officer. Before that, Mr. Tulaney was a Senior Executive Vice President and the Corporate Sales Division Manager of First National Community Bank, a position he held since 2008, when he was promoted from Executive Vice President. He was an employee of First National Community Bank from 1994 to 2011. Prior to 1994 Mr. Tulaney was a Senior Vice President of Third National Bank a division of Independence Bank Corp and a Regional Vice President of PNC Bank.

Bradley S. Grubb, Executive Vice President and Wealth Management Division President, age 55. Mr. Grubb was appointed to his current position in February 2015. He served as Managing Director of Manarin Investment Counsel, Ltd., Omaha NE from March 2014 until joining Peoples Security Bank. Before that he was President of Carson Wealth Management Group, Omaha, NE from 2010 to 2014. Prior to that, he was President/CEO of BancWest Investment Services from 2003 to 2010. Prior to that, he was with CitiGroup (Citibank/Travelers Life & Annuity Company) as Group Financial Executive Vice President and National Sales Manager, respectively, from 1998 to 2003. Prior to 2003 Mr. Grubb was a Senior Vice President Managing Director of INVEST Financial Corporation / Kemper Financial Institutions Group.

Compensation Discussion and Analysis

Overview of Objectives

The executive compensation program of Peoples is designed to provide a competitive base salary as well as to provide certain incentives to our named executive officers to effectively lead and manage the Company and its growth strategy.  Decisions regarding executive compensation are determined by the compensation committee.  In accordance with the compensation committee charter, the committee may refer any matter that it has the authority to approve, together with the committee’s report and recommendation, to the full board for approval, unless such matter is required to be approved by an independent compensation committee by applicable law, regulation or listing standard.

The compensation program is designed to support annual and long-term Company goals that create sustainable profitable growth while providing long-term value to our shareholders. The objectives of our executive compensation programs are to:

•                                          attract, motivate and retain highly qualified executives;

•                                          link total compensation to both individual performance and the performance of the bank and holding company; and

•                                          appropriately balance short-term and long-term financial objectives, build shareholder value and reward individual, team and company performances.

We seek to pay for superior performance, both in achieving short-term goals and continuing to build a growing and sustainable financial institution on a long-term basis.

During the year ended December 31, 2016, we compensated our named executive officers, identified below, with a combination of base salary, performance-based cash incentive awards, discretionary bonus payments, equity compensation through the employee stock ownership plan, or “ESOP,” and benefit plans and perquisites which the compensation committee believed were comparable to other financial institutions of similar size in our region.  While our compensation program is comprised of all of the aforementioned primary elements, the performance-based cash incentive awards are intended to constitute a meaningful portion of the total potential compensation for our named executive officers.

Benchmarking

Periodically, the compensation committee compares our senior management compensation levels with comparable levels in industry benchmark studies and peer group data to gain a general knowledge of compensation programs in the industry. To do so, we participate in a survey provided by L.R. Webber Associates that benchmarks salary and benefits from Pennsylvania financial institutions who participate in the survey. The survey includes general compensation information and ranges for executives. The results are reported by bank asset size and geographic region. We use the survey data to compare the base salaries of our named executive positions to the range reported for those positions at other banking institutions with total asset size and geography similar to ours to determine whether we are compensating our named executive officers within the industry standard range.

During 2016, the compensation committee engaged Meridian Compensation Partners, LLC to analyze and review compensation of our executive officers.  As further described below under the heading “Components of the Compensation Program,” the compensation committee has referred to data from the consultant to formulate decisions regarding Peoples’ executive compensation practices.

The compensation committee also considers salary levels for comparable positions in industries other than the financial services industry.

Components of the Compensation Program

During 2016, our executive compensation program included three key elements: base salary, annual cash incentives and benefit plans.  At the end of 2016, our compensation committee determined to increase the use of equity incentive awards in our executive compensation program in 2017 and future years.  See “Proposal 3 — To Approve the Peoples Financial Services Corp. 2017 Equity Incentive Plan” beginning on page 9.

Base Salary

Base salary is the basic element of our executive compensation program and the foundation for setting incentive compensation target awards. The compensation committee determines the range of base salary to offer to a new executive by evaluating the duties, complexities and responsibilities of the respective position; the level of experience required, and the compensation payable for positions having similar scope and accountability as our peer group of banks. In years prior to 2016, the compensation committee referred to a peer group of banks and set base salary compensation between 83 and 106 percent of the median salary for comparable positions within the peer group.

For 2016, our compensation committee reviewed each named executive officer’s individual performance, length and nature of experience and competency, and the potential for advancement in determining the amount of pay adjustments to recommend to the board of directors.  In connection with such review, the base compensation for Craig W. Best remained at $400,000; Thomas P. Tulaney was increased from $235,000 to $247,000; and Neal D. Koplin was increased from $195,000 to $200,000 for 2016.  Mr. Grubb remained at a salary of $275,000.  The company has been conducting a search for a chief financial officer.  Since April 8, 2016, Mr. Anderson has served in an interim capacity as principal financial officer and principal accounting officer.  During his interim service, Mr. Anderson has received his annual base salary of $82,400, plus an additional $5,000 per month.

Annual Cash Incentives

We maintain an annual cash incentive plan (the “Cash Incentive Plan”) pursuant to which our named executive officers have the opportunity to earn performance-based incentive payments. Incentive compensation under the Cash Incentive Plan represents the “at risk” portion of an executive’s pay subject to the achievement of performance goals. Annually, the compensation committee sets goals for the named executive officers to achieve in order to qualify for a cash incentive payment under the Cash Incentive Plan.

Cash Incentive Plan

The following table provides information concerning the Cash Incentive Plan awards to our named executive officers during the year ended December 31, 2016:

Named Executive Officer	Target/Maximum Cash Incentive Plan Payment (% of base salary)	Target/Maximum Cash Incentive Plan Payment ($)
Craig W. Best	35%	140,000
Thomas P. Tulaney	30%	74,100
Bradley S. Grubb	30%	82,500
Neal D. Koplin	25%	50,000

The Cash Incentive Plan rewards the attainment of company-wide performance goals, including growth in assets, loans, deposits, revenues and earnings per share, efficiency and asset quality, as well as individual performance goals.  Our objective is to drive superior annual performance at both the company and individual levels.  Performance goals for our Chief Executive Officer are set solely by the compensation committee, and performance goals for our other named executive officers are typically set upon the recommendation of our Chief Executive Officer.  Performance goals are typically communicated to officers during the first quarter of the year, and achievement of goals is evaluated by the compensation committee after year-end.  The following table sets forth the 2016 company performance goals, actual performance and achievement of company performance goals.

Performance Measure	2016 Performance Goal	2016 Actual Performance	Weighting of Goal (% of Total Potential Payment)	Earned
EPS Growth ($)	2.61	2.65	35	35
Revenue Growth ($000)	70,164	72,671	10	10
Expense to Asset Ratio (%)	2.37	2.40	10	—
Loan Growth ($000)	1,457,541	1,532,986	10	10
Deposit Growth ($000)	1,507,229	1,588,757	10	10
Asset Growth ($000)	1,928,706	1,999,653	10	10
Asset quality				10
Non-performing loans/Avg. loans +OREO (%)	.91	.93	7.5	—
Net charge-offs/average loans (%)	.20	.14	7.5	7.5
Total			100	82.5

Additional details regarding the Cash Incentive Plan awards are included in the 2016 Summary Compensation and Grants of Plan-Based Awards tables and the accompany narrative disclosure beginning on page 31.

Clawback Agreements

Pursuant to the terms of the Cash Incentive Plan, all executives are subject to a clawback provision.  The clawback provision allows us to recover any overpayment under the Cash Incentive Plan in the event that we are required to restate our financial statements because of any material noncompliance with a financial reporting requirement.  If within the previous three years a participant received an award based upon erroneous data, the participant is required to return any amount received in excess of what would have been paid to the participant under the accounting restatement.  In the event that the restatement is due to a participant’s misconduct or fraudulent activity, then the participant is required to return the entire amount received based upon the erroneous data.  Mr. Best has a substantially similar provision included in his employment agreement.  In addition, in December 2016, we adopted a new compensation recoupment policy effective January 1, 2017, which applies to all executive officers who receive cash or equity incentive awards.

Long-Term Incentive Compensation

We maintain the 2008 Long-Term Incentive Plan, which we assumed in the Penseco merger, and pursuant to which the compensation committee may grant equity awards.  Under appropriate circumstances, we believe that equity incentives and stock-based awards may help to focus employees on the long-term objectives of building additional shareholder value and promoting our success, will align employees’ interest with stockholders’ interests.  No awards were made under the 2008 Long-Term Incentive Plan in 2016.  At the end of 2016, our compensation committee determined to increase the use of equity incentive awards in our executive compensation program in 2017 and future years.  See “Proposal 3 — To Approve the Peoples Financial Services Corp. 2017 Equity Incentive Plan” beginning on page 9.

Benefits

ESOPs. We maintain an employee stock ownership plan, or “ESOP,” as a long-term incentive to focus executives on long-term value creation and to provide balance to the annual Cash Incentive Plan. The ESOP covers substantially all employees who meet the eligibility requirements and is intended to incentivize and reward all employees, including the named executive officers, based upon our long-term success as measured by shareholder return.

401(k) Plans.  We maintain a profit sharing plan, the Peoples Security 401(k) Plan, under the provisions of Section 401(k) of the Internal Revenue Code in an effort to provide employees with a means by which they can save for retirement and also to provide tax-deferred compensation, not to exceed the amount allowed under the Internal Revenue Code, as amended, referred to as the “Code,” as a reward for saving for retirement. All named executive officers participate in the Peoples Security 401(k) Plan on the same basis as other employees participating in the plan.

Pension Plan.  The Company also maintains the Employees’ Pension Plan, a legacy defined benefit pension plan assumed in connection with the Penseco merger, which was amended in June 2008 to cease benefit accruals.

Health and Welfare Benefits. Named executive officers participate in the Company’s other benefit plans on the same terms as other employees. These plans include medical, dental, vision, disability, life insurance and flex spending account benefits and are standard in the industry.

Supplemental Employee Retirement Plan.  Peoples maintains a supplemental employee retirement plan (“SERP”) for Mr. Tulaney, which is intended to retain his services.  Under the SERP, Mr. Tulaney  is eligible to receive certain retirement benefits that accrue based on his service to the Company and are payable at retirement, or earlier under a qualifying termination of employment.  See additional discussion below under the heading “Pension Benefits.”

Deferred Compensation Plans.  We also maintain the “Deferred Compensation Plan No. 1” and “Deferred Compensation Plan No. 2” under which we make certain contributions for Mr. Best in accordance with his employment agreement. See additional discussion below under the heading “Non-Qualified Deferred Compensation.”

Chief Executive Officer Retirement Benefits.  We provide our Chief Executive Officer with certain retirement benefits under an Excess Benefit Plan formerly maintained by Penseco which was assumed in connection with the Penseco merger. This plan provides Mr. Best with additional benefits in excess of those accrued under the Peoples Security 401(k) Plan due to the limit on compensation contained in Section 401(a)(17) of the Code. See additional discussion below under the heading “Non-Qualified Deferred Compensation.”

Split Dollar Insurance Agreements. We provide split-dollar life insurance to Mr. Best. See additional discussion below under the headings “Craig W. Best Employment Agreement.”

Perquisites

The compensation committee regularly reviews our executive perquisites and believes they are appropriate and modest when compared to peers and are necessary to attract and retain high-caliber talent. We provide a vehicle allowance to all named executive officers as they are required to entertain business clients or otherwise travel in connection with their duties.  The compensation committee also believes that country clubs can serve as appropriate forums for building client relationships and for community interaction. We reimburse monthly membership expenses for Mr. Tulaney based on demonstrable business requirements, which are approved monthly and reviewed annually. Additionally, we reimburse Messrs. Best, Koplin, Tulaney and Grubb for the cost of country and dining club memberships.

The Role of Management in Determining Compensation

For 2016, our compensation committee set performance goals, including company-wide performance goals under the Cash Incentive Plan.  The compensation committee did not set additional individual performance goals for the Chief Executive Officer, believing that the Chief Executive Officer should be evaluated on the basis of company performance.  Individual performance goals for our other named executive officers were set upon the recommendation of our Chief Executive Officer.  Our Chief Executive Officer reviewed each of the other named executive officer’s annual performance, discusses the performance review with the compensation committee, and makes recommendations the compensation committee with respect to the compensation of the other named executive officers.  Our Chief Executive Officer does not participate in discussions on his own compensation.

The Role of the Compensation Committee

In accordance with the compensation committee charter, among other things, the compensation committee is responsible for the review and approval of our named executive officers’ base salaries and incentive opportunities, the administration of our benefit plans, and the recommendation to our board of directors of new compensation programs or changes in existing compensation programs.   The committee may refer any matter that it has the authority to approve, together with the committee’s report and recommendation, to the full board for approval, unless such matter is required to be approved by an independent compensation committee by applicable law, regulation or listing standard.  As a matter of practice, the committee routinely refers key items pertaining to executive compensation, such as base salary increases, the size and performance targets associated with awards under the Cash Incentive Plan, and the offering of special retirement agreements, to the board with recommendation of the committee.

Operating within the framework of duties and responsibilities established by the board, the compensation committee’s role is to assure our compensation strategy is aligned with the long-term interests of the shareholders and members; our compensation structure is fair and reasonable; and compensation reflects both corporate and individual performance.

Compensation Committee Consultants

The compensation committee’s charter provides that the compensation committee shall be directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser retained by the compensation committee. The Company must provide for appropriate funding, as determined by the compensation committee, for payment of reasonable compensation to a compensation consultant, legal counsel or any other adviser retained by the compensation committee. Prior to engaging any compensation consultant, legal counsel or other adviser (other than in-house legal counsel), the compensation committee must conduct an independence assessment with respect to such adviser.

For 2016, the compensation committee did not engage a compensation consultant to review director compensation.

Accounting and Tax Treatments

All elements of compensation generate charges to earnings under generally accepted accounting principles (GAAP). Generally, no adjustment is made to compensation based on accounting factors, but the tax effects of various types of compensation are considered.

Company Stock Ownership

We believe that it is important that our named executive officers and directors own shares of our common stock.  In December 2016, we adopted a share ownership policy to be effective January 1, 2017, and which is applicable to our executive officers and directors.  Under the terms of the policy, executive officers who receive equity incentive awards are expected to beneficially own shares of our common stock having a fair market value equal to or greater than twice their respective annual base salaries, and have five years to achieve compliance.  In addition, under the terms of Mr. Best’s employment agreement, his failure to own shares of our common stock having a fair market value equal to or greater than his annual base salary would be “cause” for termination.

Severance and Change in Control Benefits

We recognize that an important consideration in our ability to attract, retain and motivate key personnel is our ability to minimize the impact on our management team of the possible disruption associated with our exploration of strategic opportunities. Accordingly, we believe that it is in our best interest and the best interest of our shareholders to provide our key personnel with reasonable financial arrangements in the event of termination of employment following a change in control or involuntary termination of employment for reasons other than “cause” so that they are able to focus fully on the merits of any potential change in control situation without undue concern for the loss of their jobs.  All of our named executive officers with employment agreements have provisions in their respective agreements that provide for certain benefits in the event of voluntary or involuntary termination following a change in control transaction.  These provisions, along with certain benefits estimates, are described under the heading “Other Potential Post-Termination Benefits” below and under the headings “Craig W. Best Employment Agreement,” “Thomas P. Tulaney Employment Agreement”, “Bradley S. Grubb Employment Agreement” and “Neal D. Koplin Employment Agreement.”  Mr. Anderson, who is serving as our principal financial officer on an interim basis, does not have an employment agreement but is covered by a severance policy applicable to our employees generally.

Many of the plans that we maintain and in which our named executive officers participate include provisions which accelerate vesting or payment of benefits upon a change in control and are described under the heading “Other Potential Post-Termination Benefits” below.

Executive Compensation

Our principal executive officer is Craig W. Best, Chief Executive Officer and President and John R. Anderson III, Senior Vice President, is serving as Interim Principal Financial and Accounting Officer.  Scott A. Seasock is our former principal financial officer, having served in that role until April 8, 2016.  Messrs. Best, Anderson and Seasock, together with Neal D. Koplin, Thomas P. Tulaney and Bradley S. Grubb, are referred to as our “named executive officers.”  The following tables and narratives set forth certain information regarding the compensation of our named executive officers.

2016 Summary Compensation Table

					Change in
					Pension Value
					and
					Nonqualified
				Non-Equity	Deferred
				Incentive Plan	Compensation	All Other
		Salary	Bonus	Compensation	Earnings	Compensation		Total
Name and Principal Position	Year	($)	($)	($)	($)	($)		($)
Craig W. Best	2016	425,000	—	115,500	128,298	26,836	(1)	695,634
Chief Executive Officer	2015	400,000	—	40,000	112,209	29,225		581,434
and President	2014	247,286	75,000	—	76,699	29,479		428,464

Thomas P. Tulaney	2016	247,000	5,000	65,000	114,610	37,070	(2)	468,680
Executive Vice President and	2015	235,000	25,000	32,075	109,033	44,046		445,154
Chief Lending Officer	2014	210,000	63,000	—	103,725	45,502		422,227

Neal D. Koplin	2016	200,000	42,400	43,875	—	35,752	(3)	288,032
Executive Vice President and	2015	195,000	52,813	31,687	—	15,139		294,639
Lehigh Valley Division President	2014	175,000	25,000	—	—	3,000		203,000

Bradley S. Grubb	2016	275,000	75,000	—	—	35,281	(4)	385,281
Executive Vice President and Wealth Management Division President	2015	246,779	175,000	—	—	9,166		430,945

Scott A. Seasock	2016	98,246	—	—	—	421,074	(5)	519,320
Former Principal Financial	2015	200,000	6,000	—	—	24,190		230,190
Officer	2014	166,256	33,600	—	—	23,875		223,731

John R. Anderson III Senior Vice President, Interim Principal Financial and Accounting Officer	2016	127,900	25,000	—	1,649	9,616	(6)	164,165

(1)	For 2016, includes 401(k) plan safe harbor contribution of $7,950; 401(k) match $5,538; ESOP $2,650; country club $7,486; automobile allowance $2,625; and life insurance $587.
(2)	For 2016, includes country club membership $11,320; automobile allowance $7,200; 401(k) Safe Harbor $7,950; 401(k) match $7,950; ESOP $2,650.
(3)	For 2016, includes country club membership $8,802; automobile allowance $9,000; 401(k) safe harbor $7,950; 401(k) match $7,350; ESOP $2,650.
(4)	For 2016, includes country club membership $7,030; automobile allowance $10,000; 401(k) safe harbor $6,044; 401(k) match $5,399; ESOP $2,650.
(5)	For 2016, includes automobile allowance $3,000; 401(k) safe harbor $3,127; 401(k) match $2,947; and severance $412,000.
(6)	For 2016, includes 401(k) plan safe harbor contribution of $4,148; 401(k) match $4,142; and ESOP $1,236.

Grants of Plan-Based Awards

The following table provides information concerning grants of plan-based awards made to our named executive officers during the year ended December 31, 2016.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Craig W. Best	March 17, 2016	—	140,000	140,000
Neal D. Koplin	March 17, 2016	—	50,000	50,000
Thomas P. Tulaney	March 17, 2016	—	74,100	74,100
Bradley S. Grubb	March 17, 2016	—	82,500	82,500

The table above includes the fiscal 2016 threshold, target and maximum payouts designated under our Cash Incentive Plan.  The target and maximum payouts for Messrs. Koplin, Tulaney and Grubb were determined as a percentage of their base salaries in accordance with their respective employment agreements.  The target and maximum payout for Mr. Best was set by the compensation committee at 35 percent of his base salary.  As described above in “Compensation Discussion and Analysis,” based on 2016 company performance, 82.5 percent of the incentive payments based on company performance goals were earned under the Cash Incentive Plan.  Mr. Anderson did not receive a 2016 award under the Cash Incentive Plan, but did receive a discretionary bonus for his performance as interim principal financial and accounting officer.  Pursuant to his employment agreement, Mr. Grubb received an amount to provide minimum cash compensation of $350,000.  Mr. Tulaney received an incentive bonus of $65,000 and a discretionary bonus of $5,000. Mr. Koplin received an incentive bonus of $43,875 along with a discretionary bonus of $8,400 and a cash contingent bonus of $34,000 on April 15, 2016 in accordance with his employment agreement. Mr. Grubb received a cash contingent bonus of $75,000 in accordance with his employment agreement.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

We are a party to employment agreements with certain of our named executive officers.  These agreements are described below under the headings, “Craig W. Best Employment Agreement,” “Thomas P. Tulaney Employment Agreement”, “Neal D. Koplin Employment Agreement” and “Bradley S. Grubb Employment Agreement.”  The employment agreements control many aspects of the compensation of our named executive officers.

Craig W. Best Employment Agreement

We are party to an amended and restated employment agreement with our President and Chief Executive Officer, Craig W. Best dated January 3, 2011, as amended as of December 31, 2016 (the “Best Employment Agreement”).

The Best Employment Agreement provided for an initial annual base salary of $247,286, which is subject to annual review by the compensation committee.  In 2016, the compensation committee, increased Mr. Best’s annual base salary to $400,000.  In the event of an across-the-board salary reduction affecting all of the Company’s management employees, we may decrease Mr. Best’s base salary.

The Best Employment Agreement also provides that Mr. Best will be eligible to:

•                                          receive an annual cash incentive payment equal to a percentage of his base salary, which percentage will be determined by the compensation committee from time to time;

•                                          participate in certain deferred compensation plans maintained by the Company; and

•                                          participate in our long-term incentive equity-based compensation plans.

Under the Best Employment Agreement, the Company agreed to purchase and maintain a term life insurance policy with a death benefit of $500,000 payable upon Mr. Best’s death. The Company also agrees to provide Mr. Best with the use of an automobile, along with reasonable insurance and maintenance costs, as well as reimbursement for country and dining club memberships and reasonable business expenses.

The Best Employment Agreement provides that any “excess annual incentive cash payments” and “excess long-term incentive awards” (each as defined in the Best Employment Agreement) paid to Mr. Best are subject to clawback provisions in the incentive plans pursuant to which the board of directors may request reimbursement for such payments from Mr. Best in the event that the Bank’s financial statements are the subject of a restatement that is required by applicable law.

Mr. Best’s employment is on an “at will” basis, and each of the Company, the Bank and Mr. Best may terminate the Employment Agreement at any time and for any reason (subject to Mr. Best’s right to any severance payments). Under the Best Employment Agreement, and in the event that Mr. Best’s employment is terminated involuntarily without “Cause” (as defined in the Best Employment Agreement) or voluntarily for “Good Reason” (as defined in the Best Employment Agreement), the Company and the Bank are obligated to, among other things, make monthly payments to Mr. Best for two (2) years following the termination equal to the sum of 1/12th of Mr. Best’s base salary at the time of termination and 1/12th of the bonus payment that Mr. Best was then eligible to receive, make monthly payments equal to the amount of the COBRA continuation premium for a period of two (2) years following termination and pay up to $30,000 to an outplacement firm of Mr. Best’s choice for outplacement services.  In the event that Mr. Best is terminated without “Cause” or resigns for “Good Reason” in connection with a “Change of Control” (as defined in the Best Employment Agreement), he will be entitled to the salary and bonus payments described above for a period of three (3) years following termination (in lieu of two (2) years) and monthly payments equal to the amount of the COBRA “applicable premium” for a period of three (3) years following termination (in lieu of two (2) years).  Payment of severance under the Best Employment Agreement is in each case contingent upon Mr. Best’s execution and delivery of a release agreement to the Company and the Bank.

The Best Employment Agreement contains customary confidentiality and restrictive covenant provisions. For a period of 12 months following termination of employment for any reason, Mr. Best has agreed that he will not: (1) solicit customers, potential customers or suppliers for or on behalf of a competing business (as defined under the Best Employment Agreement); (2) recruit employees of the Bank or Company for a competing business; or (3) serve as a director, officer, employee or investor in a competing business.

Thomas P. Tulaney Employment Agreement

We are party to an employment agreement with our Executive Vice President, Chief Lending Officer and Head of the Corporate Lending Division, Thomas P. Tulaney, dated May 30, 2012 (the “Tulaney Employment Agreement”). The initial term of the Tulaney Employment Agreement will end on May 29, 2016.  Such term will renew automatically for subsequent one-year terms unless either party terminates the agreement earlier in accordance with the provisions of the Tulaney Employment Agreement.

The Tulaney Employment Agreement provided for an initial annual base salary of $210,000, which is subject to annual review by the compensation committee.  In 2016, the compensation committee increased Mr. Tulaney’s annual base salary to $247,000.  In the event of an across-the-board salary reduction affecting all of the Company’s management employees, we may decrease Mr. Tulaney’s base salary.  The Tulaney Employment Agreement also provides that Mr. Tulaney will be eligible to:

•                                          receive an annual cash incentive payment targeted at 30 percent of his base salary, with the actual payment based on achievement of corporate and individual performance goals, as determined by the compensation committee from time to time;

•                                          participate in his SERP arrangement; and

•                                          participate in our long-term incentive equity-based compensation plans.

Under the Tulaney Employment Agreement, in the event that Mr. Tulaney’s employment is terminated without “Cause” (as defined in the Tulaney Employment Agreement), we are obligated to, among other things, make monthly payments to Mr. Tulaney for one (1) year following the termination equal to sum of 1/12th of Mr. Tulaney’s base salary at the time of termination and 1/12th of the average incentive payment that Mr. Tulaney had received in the immediately preceding three (3) years, and make monthly COBRA continuation premium payments for eighteen (18) months. In the event that Mr. Tulaney is terminated within two (2) years following a Change of Control (as defined in the Tulaney Employment Agreement), he will be entitled to the salary and incentive payments described above for a period of two (2) years following termination (in lieu of one (1) year) and COBRA continuation premium payments for two (2) years (in lieu of eighteen (18) months).  Payment of severance under the Tulaney Employment Agreement is in each case contingent upon Mr. Tulaney’s execution and delivery of a release agreement to the Company and the Bank.

The Tulaney Employment Agreement contains customary confidentiality and restrictive covenant provisions.  For a period of 12 months following termination of employment for any reason other than a Change of Control (in which case the applicable period is 24 months), Mr. Tulaney has agreed that he will not: (1) solicit customers, potential customers or suppliers for or on behalf of a competing business (as defined under the agreement); (2) recruit employees of the Bank or Company for a competing business; or (3) serve as a director, officer, employee or investor, or otherwise engage, in a completing business.

Neal D. Koplin Employment Agreement

We are party to an employment agreement dated August 27, 2014, with Neal D. Koplin, our Executive Vice President and Lehigh Valley Division Head (the “Koplin Employment Agreement”).  The initial term of the Koplin Employment Agreement will end on August 11, 2017.  Such term will renew automatically for subsequent one-year terms unless either party terminates the agreement earlier in accordance with the provisions of the Koplin Employment Agreement.

The Koplin Employment Agreement provided for an initial annual base salary of $175,000, which increased to $200,000 in 2016, and which is subject to annual review by the compensation committee and potential increases.  The Koplin Employment Agreement also provides that Mr. Koplin will be eligible to:

•                  receive an annual cash incentive payment targeted at 25 percent of his base salary, with the actual payment based on achievement of corporate and individual performance goals, as determined by the compensation committee from time to time;

•                  receive additional bonus compensation of $39,500, $34,000, $20,000 and $10,000, on April 15, 2015, 2016, 2017 and 2018, respectively (provided he remains employed); and

•                  participate in our long-term incentive equity-based compensation plans.

Pursuant to his employment agreement, Mr. Koplin received a one-time signing bonus in the amount of $25,000 in 2014.

Under the Koplin Employment Agreement, in the event that Mr. Koplin’s employment is terminated without “Cause” (as defined in the Koplin Employment Agreement), we are obligated to,

among other things, make monthly payments to Mr. Koplin for one (1) year following the termination equal to 1/12th of Mr. Koplin’s base salary at the time of termination. In the event that Mr. Koplin is terminated within 24 months following a Change of Control (as defined in the Koplin Employment Agreement) or resigns for Good Reason (as defined in the Koplin Employment Agreement), he will be entitled to the salary payments described above for a period of three (3) years following termination (in lieu of one (1) year).  Payment of severance under the Koplin Employment Agreement is in each case contingent upon Mr. Koplin’s execution and delivery of a release agreement to the Company and the Bank.

The Koplin Employment Agreement contains customary confidentiality and non-solicitation provisions.  For a period of 12 months following termination of employment for any reason other than a Change of Control (in which case the applicable period is 36 months), Mr. Koplin has agreed that he will not solicit customers, potential customers or suppliers for or on behalf of a competing business (as defined under the agreement), and will not recruit employees of the Bank or Company for a competing business.

The Company also agrees to provide Mr. Koplin with a monthly automobile allowance, as well as reimbursement for a country club membership and reasonable business expenses.

Bradley S. Grubb Employment Agreement

We are party to an employment agreement dated February 4, 2015, with Bradley S. Grubb, our Executive Vice President and Wealth Management Division Head (the “Grubb Employment Agreement”).  The initial term of the Grubb Employment Agreement will end on February 4, 2018.  Such term will renew automatically for subsequent one-year terms unless either party terminates the agreement earlier in accordance with the provisions of the Grubb Employment Agreement.

The Grubb Employment Agreement provides for an initial annual base salary of $275,000, which is subject to annual review by the compensation committee and, in the event of an across-the-board salary reduction affecting all of the Company’s management employees, we may decrease Mr. Grubb’s base salary.  The Grubb Employment Agreement also provides that Mr. Grubb will be eligible to:

•                                          receive an annual cash incentive payment equal to a percentage of his salary, which percentage will be determined by the compensation committee from time to time, provided that the target percentage for 2015 and 2016 was thirty percent;

•                                          receive commissions equal to two percent of incremental gross revenue of our Wealth Management Division and seven percent of the incremental net profit before tax of the Wealth Management Division; and

•                                          participate in our long-term incentive equity-based compensation plans.

Pursuant to his employment agreement, Mr. Grubb received a one-time signing bonus in the amount of $100,000 in 2015 and reimbursement of relocation expenses up to $75,000.  For 2015 and 2016, his gross compensation from base salary, incentive payments and commissions, is guaranteed to be no less than $350,000.

Under the Grubb Employment Agreement, in the event that Mr. Grubb’s employment is terminated without “Cause” (as defined in the Grubb Employment Agreement), we are obligated to, among other things, make monthly payments to Mr. Grubb for one (1) year following the termination equal to 1/12th of Mr. Grubb’s base salary at the time of termination. In the event that Mr. Grubb is terminated within twelve (12) months following a Change of Control (as defined in the Grubb Employment Agreement), he will be entitled to the salary payments described above for a period of two

(2) years following termination (in lieu of one (1) year).  Payment of severance under the Grubb Employment Agreement is in each case contingent upon Mr. Grubb’s execution and delivery of a release agreement to the Company and the Bank.

The Grubb Employment Agreement contains customary confidentiality and restrictive covenant provisions.  For a period of 12 months following termination of employment for any reason other than a Change of Control (in which case the applicable period is 24 months), Mr. Grubb has agreed that he will not: (1) solicit customers, potential customers or suppliers for or on behalf of a competing business (as defined under the agreement); (2) recruit employees of the Bank or Company for a competing business; or (3) serve as a director, officer, employee or investor, or otherwise engage, in a completing business.

The Company also agrees to provide Mr. Grubb with a monthly automobile allowance, as well as reimbursement for a country club membership and reasonable business expenses.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning equity awards outstanding as of December 31, 2016.

Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Thomas P. Tulaney	10,542	513,395
	1,820	88,634

(1)                                 Represents restricted stock awards under the Penseco Financial Services Corporation 2008 Long-Term Incentive Plan. Awards remain subject to a vesting period of five years from the date of grant. The award for 10,542 shares to Mr. Tulaney is scheduled to vest on May 31, 2017, and the award for 1,820 shares to Mr. Tulaney will vest on March 8, 2018.  Market value is based on a closing price of $48.70 per share of our common stock on December 30, 2016.

Pension Benefits

The following table sets forth information concerning our plans that provide for payments or other benefits at, following, or in connection with, retirement for each of the named executive officers.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payment During Last Fiscal Year ($)(3)
Craig W. Best	Penseco Employees’ Pension Plan	3	81,779	—
John R. Anderson III	Penseco Employees’ Pension Plan	18	60,055	—
Thomas P. Tulaney	Executive Supplemental Retirement Plan	5	489,147	—

(1)         Represents the number of benefit years of service credited to the executive officer under the plan, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the registrant’s audited financial statements for the last completed fiscal year.  The Penseco Employees’ Pension Plan was frozen as of June 2008, and no additional years of services are being credited under such plan.

(2)         Reflects the actuarial present value of the named executive officer’s accumulated benefit under the plan(s), computed as of the same measurement date used for financial statement reporting purposes with respect to the registrant’s audited financial statements for the last completed fiscal year.

(3)         Represents the dollar amount of any payments and benefits paid to the named executive officer during the 2016 fiscal year.

The information in the foregoing table for Mr. Best includes information related to the Penseco Employees’ Pension Plan, a qualified defined benefit retirement plan. As of June 2008, no further benefits are being accrued in this plan. The plan provided for fixed benefits payable for life upon retirement at the age of 65, based on length of service and compensation levels as defined in the plan. The information in the table has been determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. Mr. Best participates in the Employees’ Pension Plan on the same basis as all other former Penseco employees who were participants as of June 2008, and he receives only those benefits that are available to all such other employees.

Under his SERP arrangement, Mr. Tulaney is eligible to earn a benefit of $114,600 per year commencing upon his retirement at age 65 and continuing for twenty years.  Mr. Tulaney may receive lesser or equal benefits upon a qualifying termination of employment that occurs prior to Mr. Tulaney reaching age 65.

Non-Qualified Deferred Compensation

The following table sets forth non-qualified deferred compensation contributions during the year ended December 31, 2016.

Name	Company Contributions in 2016 ($)		Aggregate Earnings in 2016($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2016 ($)
Craig W. Best	13,279	(1)	—		—	76,330
Craig W. Best	14,000	(2)	2,460	(3)	—	56,619
Craig W. Best	80,000	(4)	18,772	(5)	—	526,697

(1)         Represents Company contributions under the Excess Benefit Plan, which contributions are included in “All Other Compensation” in the Summary Compensation Table set forth above.

(2)         Represents Company contributions under the Deferred Compensation Plan No. 1, which contributions are included in “Deferred Compensation” in the Summary Compensation Table set forth above.

(3)         Represents earnings on balances in the Deferred Compensation Plan No. 1.

(4)         Represents Company contributions under the Deferred Compensation Plan No. 2, which contributions are included in “Deferred Compensation” in the Summary Compensation Table set forth above.

(5)         Represents earnings on balances in the Deferred Compensation Plan No. 2.

Excess Benefit Plan. The company contribution set forth in the table above represents our contribution pursuant to the Excess Benefit Plan maintained for Mr. Best.  This plan provides Mr. Best with additional benefits in excess of those accrued under the Peoples Security 401(k) Plan and ESOP. The plan provides Mr. Best with benefits in an amount which is equivalent to the excess, if any, of the matching and ESOP contributions he would have been entitled to receive under the 401(k) Plan and ESOP if those plans were administered without regard to the limitations required by Section 401(a)(17) of the Code and any regulations thereunder, over the amount he is entitled to receive under those plans for the applicable plan year. The Excess Benefit Plan is intended to be an unfunded excess benefit plan.

The benefit described above is to be computed as of the date of Mr. Best’s separation from service. The accrued benefit will become payable if Mr. Best separates from service for any reason. If a change in control (as defined in the Excess Benefit Plan) occurs, the accrued benefit at the date of the change in control shall be valued and payable according to the provisions set forth below as if the change in control constituted a separation from service.

Mr. Best, or his beneficiaries, will be entitled to receive, by virtue of his separation from service, a distribution in an aggregate amount equal to his accrued benefit. The actuarial equivalent of his accrued benefit will be distributed in a single lump sum payment within five days following the date that is six months after the date Mr. Best separates from service.

If Mr. Best dies before terminating his employment with the Bank and before the commencement of payments under the Excess Benefit Plan, the actuarial equivalent of the entire value of his accrued benefit will be paid, in a single lump sum, within sixty days following the date of his death, to his designated beneficiaries.

If Mr. Best’s employment had terminated on December 31, 2016 his accrued benefit under the Excess Benefit Plan would have been $76,330.

Deferred Compensation Plan No. 2.  The Deferred Compensation Plan No. 2 is an account-based deferred compensation arrangement contemplated by the amendment and restatement of Mr. Best’s employment agreement on January 3, 2011. Pursuant to the agreement, the Deferred Compensation Plan No. 2 provides Mr. Best an opportunity to defer base salary and bonus compensation and required the Company to make contributions to Mr. Best’s account in the amount of $61,375 on or around the time his employment agreement was amended and restated, followed by credits of $60,000 each August 1 beginning in 2011 and ending in 2014.  The plan was amended August 31, 2014 and, as amended, requires an annual contribution of $80,000 per year from 2015 through 2019 subject to Mr. Best’s continued employment.  Notional interest will be credited to such deferred amounts and Mr. Best’s account will be distributed upon his retirement or other separation from service, or upon his death or a change in control if earlier.  The company contribution set forth in the table above represents our contribution following the merger.

Other Potential Post-Termination Benefits

Payments Made Upon Termination of Employment.  The following chart summarizes the total benefits payable to the named executive officers (other than our former chief financial officer) upon a termination of employment, assuming that the termination occurred on December 31, 2016:

	Termination	Termination for	Termination After a
Name	Without “Cause”	“Good Reason”	Change in Control
Craig W. Best	1,657,819	1,657,819	2,121,342
Thomas P. Tulaney	1,672,781	1,672,781	2,896,072
Neal D. Koplin	200,000	—	600,000
Bradley S. Grubb	275,000	—	550,000
John R. Anderson III	76,677	—	—

Payments Made Upon Termination for Cause. Under the employment agreements with Messrs. Best, Tulaney, Koplin and Grubb, we may terminate their employment for cause (as defined in the agreement) at any time. Mr. Anderson is an at-will employee without an employment agreement.  If any of them is terminated for cause, he will receive only accrued compensation and vested benefits through his termination date.

Payments Made Upon Termination Without Cause or For Good Reason.  Craig W. Best — Upon termination by the Company without “cause” (as defined in his employment agreement) or voluntary termination by Mr. Best with good reason (constructive termination), he will receive his accrued compensation and other benefits through his termination date, along with a severance payment equal to 24 months of payments based upon base salary and average annual bonus and $30,000 in outplacement assistance to be paid by us to a firm selected by Mr. Best. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and dependents for a period of 24 months following termination.  If the Company terminated Mr. Best’s employment without cause on December 30, 2016, the cash severance payment due under his employment agreement (based solely on Mr. Best’s then current cash compensation and average incentive and bonus payments, without regard to future adjustments, incentives or bonuses) would have been

$951,286.  In addition, Mr. Best would have received the outplacement assistance noted above, payment of health insurance premiums valued at $35,760, and payment of accrued benefits of $76,330 under the Excess Benefit Plan, $37,746 under Deferred Compensation Plan No. 1 and $526,697 under Deferred Compensation Plan No. 2.  The Best Employment Agreement provides that payment of severance is contingent upon Mr. Best’s execution and delivery of a release agreement to the Company and the Bank.

Thomas P. Tulaney — Pursuant to the terms of his employment agreement, upon termination by the Company without “cause” (as defined in his employment agreement) or voluntary termination by Mr. Tulaney with good reason (constructive termination), he will receive his accrued compensation and other benefits through his termination date, along with a severance payment equal to 12 months of payments based upon base salary and average annual incentive payments.  In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and dependents for a period of 18 months following termination.  If the Company terminated Mr. Tulaney’s employment without cause on December 30, 2016, the cash severance payment due under his employment agreement (based solely on Mr. Tulaney’s then current base salary and average incentive payment, without regard to future adjustments or incentives) would have been $272,392.  In addition, Mr. Tulaney would have received payment of health insurance premiums valued at $26,820, accelerated vesting of $602,029 in restricted stock, and $38,577 per year, payable in monthly installments for twenty years, under his SERP.

The Tulaney Employment Agreement provides that payment of severance is contingent upon Mr. Tulaney’s execution and delivery of a release agreement to the Company and the Bank.

Neal D. Koplin - Pursuant to the terms of his employment agreement, upon termination by the Company without “cause” (as defined in his employment agreement) , we are obligated to, among other things, make monthly payments to Mr. Koplin for one (1) year following the termination equal to 1/12th of Mr. Koplin’s base salary at the time of termination.  If the company terminated Mr. Koplin’s employment without cause on December 30, 2016, the cash severance payment due under his employment agreement (based solely on Mr. Koplin’s then current base salary, without regard to future base salary adjustments) would have been $200,000.  Payment of severance under the Koplin Employment Agreement is contingent upon Mr. Koplin’s execution and delivery of a release agreement to the Company and the Bank.

Scott A. Seasock — Mr. Seasock served as the Company’s principal financial officer and principal accounting officer during 2016 until April 8, and his employment with the Company ceased on May 8, 2016.  In connection with his separation of service, Mr. Seasock received severance of $412,000, or twice his base salary at that time.

Bradley S. Grubb — Upon termination by the Company without “cause” (as defined in his employment agreement), Mr. Grubb will receive his accrued compensation and other benefits through his termination date, along with a severance payment equal to 12 months of payments based upon base salary. If the Company terminated Mr. Grubb’s employment without cause on December 30, 2016, the severance payment due under his employment agreement (based solely on Mr. Grubb’s initial base salary, without regard to future adjustments) would have been $275,000.  Payment of severance under the Grubb Employment Agreement is contingent upon Mr. Grubb’s execution and delivery of a release agreement to the Company and the Bank.

John R. Anderson III — Upon termination by the Company without cause, Mr. Anderson will receive his accrued compensation and other benefits through his termination date, along with a severance benefits available under a policy applicable to employees, generally, namely one week of severance pay for each year of employment.

Payments Made Upon Disability or Death.  The employment agreements with Messrs. Best, Tulaney, Koplin, and Grubb provide that, upon termination due to the executive’s death or disability, he will receive only accrued compensation and vested benefits through his termination date.

If Mr. Best’s employment terminated December 30, 2016 due to his death or disability, he would be entitled to receive payment of accrued benefits of $76,330 under the Excess Benefit Plan, $37,746 under Deferred Compensation Plan No. 1 and $526,697 under Deferred Compensation Plan No. 2.

If Mr. Tulaney’s employment terminated December 30, 2016 due to his death or disability, under his SERP he would be entitled to receive, respectively, $114,600 per year or $38,577 per year, in either case payable in monthly installments for twenty years.

Payments Made Upon a Change in Control.  In accordance with the terms of their employment agreements, our named executive officers are entitled to the following payments upon termination in connection with a change of control:

Craig W. Best —  If we terminate Mr. Best without cause or Mr. Best terminates for good reason within 36 months of a change in control, he will receive, in addition to previously accrued compensation and benefits, monthly severance payments for 36 months following termination, equal to the sum of 1/12th of the executive’s base salary at the time of termination and 1/12th of the average bonus and incentive payment that Mr. Best received over the prior three years.  In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and dependents for a period of 36 months following termination.  The executive will immediately vest in all outstanding stock-based compensation awards upon termination in connection with a change in control.  If the payments or benefits payable to Mr. Best in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Internal Revenue Code, or be non-deductible by us under Section 280G of the Internal Revenue Code, then those payments or benefits will be reduced to an amount that will not exceed the Section 280G and Section 4999 limits under the Internal Revenue Code.  If Mr. Best was terminated without cause or resigned for good reason on December 30, 2016 following a change in control, the cash severance payment due under his employment agreement (based solely on Mr. Best’s then current base salary and average bonus and incentive payment, without regard to future adjustments, bonuses or incentives) would have been $1,426,929.  In addition, Mr. Best would have received payment of health insurance premiums valued at $53,640, and payment of accrued benefits of $76,330 under the Excess Benefit Plan, $37,746 under Deferred Compensation Plan No. 1 and $526,697 under Deferred Compensation Plan No. 2.

Thomas P. Tulaney —  Pursuant to the terms of his employment agreement, if we terminate Mr. Tulaney without cause or Mr. Tulaney terminates for good reason within 24 months of a change in control, he will receive, in addition to previously accrued compensation and benefits, monthly severance payments for 24 months following termination, equal to the sum of 1/12th of the executive’s base salary at the time of termination and 1/12th of average annual incentive payments.  In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for Mr. Tulaney, his spouse and dependents for a period of 24 months following termination.  Mr. Tulaney will immediately vest in all outstanding stock-based compensation awards upon termination in connection with a change in control.  If Mr. Tulaney was terminated without cause or resigned for good reason on December 30, 2016 following a change in control, the cash severance payment due under his employment agreement (based solely on Mr. Tulaney’s then current base salary and average incentive payment, without regard to future adjustments or incentives) would have been $544,783.  In addition, Mr. Tulaney would have received payment of health insurance premiums valued at $35,760, accelerated vesting of $602,029 in restricted stock, and $85,675 per year, payable in monthly installments for twenty years, under his SERP.  If the payments or benefits payable to Mr. Tulaney under his employment agreement in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Internal Revenue Code, or be non-deductible by us under Section 280G of the Internal Revenue Code, then those payments or benefits will be reduced to an amount that will not exceed the Section 280G and Section 4999 limits under the Internal Revenue Code

Neal D. Koplin - In the event that Mr. Koplin is terminated within 24 months following a Change of Control (as defined in the Koplin Employment Agreement) or resigns for Good Reason (as defined in the Koplin Employment Agreement), he will be entitled to the salary payments described above for a period of three (3) years following termination (in lieu of one (1) year).  Payment of severance under the Koplin Employment Agreement is in each case contingent upon Mr. Koplin’s execution and delivery of a release agreement to the Company and the Bank.  If Mr. Koplin was terminated without cause or resigned for good reason on December 30, 2016 following a change in control, the cash severance due to Mr. Koplin under his employment agreement would have been $600,000.  If the payments or benefits payable to Mr. Koplin under his employment agreement in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Internal Revenue Code, or be non-deductible by us under Section 280G of the Internal Revenue Code, then those payments or benefits will be reduced to an amount that will not exceed the Section 280G and Section 4999 limits under the Internal Revenue Code

Bradley S. Grubb — If we terminate Mr. Grubb without cause within 24 months after a change in control, he will receive, in addition to previously accrued compensation and benefits, monthly severance payments for 24 months following termination, equal to the sum of 1/12th of his base salary at the time of termination.  If Mr. Grubb had been employed under the initial terms of his employment agreement and a change in control had occurred at December 31, 2016, the severance payment due to Mr. Grubb under his employment agreement (based solely on his initial annual base salary, without regard to future base salary adjustments) would have been $550,000.  If the payments or benefits payable to Mr. Grubb under his employment agreement in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Internal Revenue Code, or be non-deductible by us under Section 280G of the Internal Revenue Code, then those payments or benefits will be reduced to an amount that will not exceed the Section 280G and Section 4999 limits under the Internal Revenue Code.

2016 Director Compensation

The following table sets forth information concerning the compensation received by individuals who served as directors (other than Craig W. Best) during the year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)(1)	Total ($)
William E. Aubrey II	49,550	320	49,870
Joseph G. Cesare, M.D.	36,850	380	37,230
James G. Keisling	41,700	—	41,700
P. Frank Kozik	27,750	—	27,750
Ronald G. Kukuchka	34,650	796	35,446
Richard S. Lochen, Jr.	41,950	320	42,270
Robert W. Naismith, Ph.D.	35,850	—	35,850
James B. Nicholas	42,000	—	42,000
Emily S. Perry	34,550	—	34,550
George H. Stover, Jr.	35,000	2,062	37,062
Steven L. Weinberger	34,400	—	34,400
Earle A. Wootton	35,700	2,507	38,207
Joseph T. Wright, Jr.	42,350	711	43,061

(1)  Amount reflects 2016 imputed income on supplemental life insurance split-dollar arrangements.

Each non-employee director receives $1,000 for attendance at each board meeting, $350 for each committee meeting, and $300 for each branch meeting.  All non-employee directors receive a retainer of $15,000 per year.  The Chairman of the Board receives an additional $800 per month, and the Audit Committee Chairman receives an additional $550 per audit committee meeting attended; the Compensation Committee Chairman receives an additional $550 per compensation committee meeting attended and the Nominating and Corporate Governance Committee Chairman receives an additional $450 per nominating and corporate governance committee meeting attended.

We maintain a director supplemental life insurance plan.  All directors are eligible for the life insurance benefit, subject to medical underwriting acceptance.  The plan currently insures seven directors.  The director life insurance benefit of up to $100,000 per participating director is provided through a single premium bank-owned life insurance, or “BOLI,” program because BOLI is a more cost-effective way of providing the benefits.  The eligible participating directors are not required to pay any premiums on the life insurance policy, but have the imputed value of the insurance coverage included in their taxable income.

We also maintain a deferred compensation plan for directors.  All current non-employee directors are eligible to participate in the plan.  The plan allows for deferrals by participants of up to 100 percent of their director’s fees and there is no maximum dollar limit on the amount that may be deferred each year.  Participants are permitted to change their percentage of deferral annually.  The participants are always 100 percent vested in the amounts they defer and earnings are credited to their accounts at market rates.  Participants are entitled to receive a distribution from their account upon a termination of service, a change in control, or a specified date as allowed within the plan.

The Company provides a retirement benefit to its non-employee directors.  Upon vesting, based on either a change in control or ten years of service, a director is eligible to receive an annual cash payment equal to the product of the director’s number of years of service multiplied by $150, payable for a ten years period following retirement from board service.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO USA, LLP served as our independent registered public accounting firm for the fiscal years ended December 31, 2016 and 2015.  Our audit committee is evaluating independent registered public accounting firms for the fiscal year ending December 31, 2017 and has not yet made a selection.  Representatives of BDO USA, LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The following table presents the aggregate fees, billed or expected to be billed, by BDO USA, LLP the Company’s principal accountants, for the fiscal years ended December 31, 2016 and 2015.

Fee Category	2016	2015
Audit Fees (1)	$291,165	$289,063
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$291,165	$289,063

(1)         Audit Fees consist of the aggregate fees billed for professional services rendered by the independent registered public accounting firm for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports on Form 10-Q, or services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements

The audit committee’s charter includes a formal policy concerning the pre-approval of audit and non-audit services (including the fees and terms thereof) to be provided by the independent registered public accounting firm of the Company, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the audit committee prior to the completion of the audit.  The policy requires that all services to be performed by BDO USA, LLP, including audit services, audit-related services and permitted non-audit services, either be performed pursuant to detailed pre-approval policies and procedures established by the committee as to the services to be performed, or be presented to and pre-approved by the committee (subject to the de minimis exception).  All services rendered by BDO USA, LLP were permissible under applicable laws and regulations, and the audit committee pre-approved all audit, audit-related and non-audit services performed by BDO USA, LLP during 2016 and 2015.  The audit committee has considered whether the provision of services other than audit services (as specified above) is compatible with maintaining BDO USA, LLP’s independence and has determined that provision of such services has not adversely affected BDO USA, LLP’s independence.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Bank has made, and expects to continue to make, loans in the future to our directors and executive officers and their family members, and to firms, corporations, and other entities in which they and their family members maintain interests.  All such loans require the prior approval of our board of directors.  None of such loans are, as of the date of this proxy statement, or were at December 31, 2016, nonaccrual, past due, restructured or potential problems, and all of such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or the Bank and did not involve more than the normal risk of collectability or present other unfavorable features.

Except for loan transactions described above, deposits with the Bank, and transactions where the rates or charges were determined by competitive bids, there were no transactions since the beginning of our last fiscal year, and there are no currently proposed transactions, in which we were or are to be a participant, the amount involved exceeds $120,000, and in which any related person who is also an executive officer had or will have a direct or indirect material interest.

The Bank has a formal process with respect to the review and approval of loans extended by it to related persons.  In accordance with these procedures, all transactions with related persons must be approved or ratified by disinterested members of board of directors.  All loans and commitments to lend included in such transactions were made under substantially the same terms, including interest rates, collateral, and repayment terms as those prevailing at the time for comparable transactions with other persons not related to the Bank and do not involve more than the normal risk of collection or present other unfavorable features.

Our code of business conduct and ethics, audit committee charter, and loan policy and procedures related to the approval of loans set forth our policies and procedures for the review, approval, or ratification of any transactions with related persons.  Any transaction that involves the purchase from, sale to, or joint ownership with, a related person, of an interest in real or personal property must receive any required approvals of regulatory authorities confirming that the terms of such transactions are fair to, and in the best interests of the Company or the Bank; be supported by an independent appraisal not prepared by a related person or an employee of the Company or the Bank; and be approved in advance by a resolution duly adopted, with full disclosure, by our audit committee.  Any extension of credit to a related person must be approved in advance by a resolution duly adopted after full disclosure by a majority of the entire board of directors of the Bank, with each interested director abstaining from participating, directly or indirectly, in the vote.  All other transactions not expressly described in our code of conduct and ethics, in which any related person will have a direct or indirect material interest, are subject to review and approval by our audit committee.

Compensation Committee Interlocks and Insider Participants

During 2016, directors Aubrey, Keisling, Kozik, Lochen, Naismith, Perry and Wright served as members of our compensation committee.  Except for Mr. Lochen, who served as an executive officer of the Company from 2006 until 2010, no member of the compensation committee has ever served as an officer or employee of the Company or its subsidiaries.  During 2016, there were no compensation committee interlocks between the Company or its subsidiaries and any other entity involving the Company or its subsidiaries or any such entity’s executive officers or directors.

CODE OF ETHICS

We have adopted a code of conduct and ethics that applies to our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer and other senior financial officers.  Our code of conduct and ethics is available at our website, psbt.com, at the “Governance Documents” page under “Investor Relations.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities (“ten-percent holders”) to file reports of ownership and changes in ownership with the SEC.  Officers, directors and ten-percent holders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.  To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 2016, each of the Company’s officers, directors, and greater than ten-percent holders complied with all Section 16(a) filing requirements applicable to him or her except that Mr. Anderson failed to timely file a Form 3 when he assumed principal financial officer and principal accounting officer duties on an interim basis.

SHAREHOLDER PROPOSALS

Nominations of persons for election to the board of directors and the proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made by any shareholder of the Company who was a shareholder of record at the time of the notice for the annual meeting, who is entitled to vote at the annual meeting, and who complies with the notice procedures set forth in our bylaws.

For director nominations or other proposals to be properly brought before the 2018 annual meeting by a shareholder, the shareholder must give written notice to the Secretary of the Company at Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania 18503, by March 15, 2018, and any proposal other than a director nomination must be a proper matter for shareholder action, and not otherwise excludable under the rules and regulations of the SEC.  In order for a shareholder proposal other than a director nomination to be included in the Company’s proxy statement for the 2018 annual meeting of shareholders, in addition to meeting all of the requirements set forth in our bylaws, and all requirements of applicable securities laws, we must receive the proposal by December 4, 2017.

A shareholder’s notice must set forth (i) the name and address of the shareholder who intends to bring the business before the meeting (“Proposing Shareholder”); (ii) the name and address of the beneficial owner, if different than the Proposing Shareholder, or any of the shares of Peoples common stock which are owned of record and beneficially by the Proposing Shareholder and the number which are owned beneficially by any beneficial owner; (iii) any interest (other than an interest solely as a shareholder) which the Proposing Shareholder or a beneficial owner has in the business being proposed by the Proposing Shareholder; (iv) a description of all arrangements and understandings between the Proposing Shareholder and any beneficial owner and any other person or persons (naming such person or persons) pursuant to which the proposal in the shareholder notice is being made; (v) a description of the business which the Proposing Shareholder seeks to bring before the meeting, the reason for doing so and, if a specific action is to be proposed, the text of the resolution or resolutions which the Proposing Shareholder proposes that the Company adopt; and (vi) a representation that the Proposing Shareholder is at the time of giving the shareholder notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the Company entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to bring the business specified in the shareholder notice before the meeting. The presiding officer of the meeting may, in such officer’s sole discretion, refuse to acknowledge any business proposed by a shareholder which the presiding officer determines is not made in compliance with the foregoing procedure.

REPORTS AND OTHER DOCUMENTS

Annual Report

A copy of the Company’s 2016 Annual Report to Shareholders accompanies this proxy statement.  On written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC (including a list briefly describing the exhibits thereto), to any record holder or beneficial owner of common stock on February 28, 2017, the record date for the annual meeting, or to any person who subsequently becomes such a record holder or beneficial owner.  Additionally, our proxy statement, annual report to shareholders, and proxy card are available at http://www.astproxyportal.com/ast/08838/.  Requests should be directed to the attention of the Secretary of the Company at Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania  18503.

Security Holders Sharing an Address

Only one copy of this proxy statement and the accompanying 2016 Annual Report to Shareholders is being delivered to multiple shareholders sharing an address unless we have previously received contrary instructions from one or more of such shareholders.  On written or oral request to the Secretary of the Company at Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania  18503, we will deliver promptly a separate copy of this proxy statement and the accompanying 2016 Annual Report to Shareholders to a shareholder at a shared address to which a single copy of the documents was delivered.  Shareholders sharing an address who wish, in the future, to receive separate copies or a single copy of our proxy statements and annual reports should provide written or oral notice to the Secretary of the Company at the address and telephone number set forth above.

BY ORDER OF THE BOARD OF DIRECTORS

DEBRA E. DISSINGER
Secretary

Exhibit A

Peoples Financial Services Corp. 2017 Equity Incentive Plan

Section 1.  Purpose; Definitions.  The purposes of the Peoples Financial Services Corp. 2017 Equity Incentive Plan (the “Plan”) are to: (a) enable Peoples Financial Services Corp. (the “Company”) and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.

For purposes of the Plan, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:

(a)                                 “Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

(b)                                 “Applicable Law” means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal, state and foreign securities law, federal, state and foreign tax law, federal and state banking law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted.

(c)                                  “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Cash Awards or Performance Awards made under this Plan.

(d)                                 “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(e)                                  “Board” means the Board of Directors of the Company, as constituted from time to time.

(f)                                   “Cash Award” means an award that is granted under Section 10.

(g)                                  “Cause” means (i) Participant’s refusal to comply with any lawful directive or policy of the Company which refusal is not cured by the Participant within ten (10) days of such written notice from the Company; (ii) the Company’s determination that Participant has committed any act of dishonesty, embezzlement, unauthorized use or disclosure of confidential information or other intellectual property or trade secrets, common law fraud or other fraud against the Company or any Subsidiary or Affiliate; (iii) a material breach by the Participant of any written agreement with or any fiduciary duty owed to any Company or any Subsidiary or Affiliate; (iv) Participant’s conviction (or the entry of a plea of a nolo contendere or equivalent plea) in a court of competent jurisdiction of a felony or any misdemeanor involving material dishonesty or moral turpitude; or (v) Participant’s habitual or repeated misuse of, or habitual or repeated performance of Participant’s duties under the influence of, alcohol, illegally obtained prescription controlled substances or non-prescription controlled substances.  Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in such other agreement.

(h)                                 “Change in Control” shall mean the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total power to vote for the election of directors of the Company; (ii) during any twelve month period, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 1(h)(i), Section 1(h)(iii), Section 1(h)(iv) or Section 1(h)(v) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period of whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; (iii) the merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); (iv) the sale or other disposition of all or substantially all of the assets of the Company; (v) a liquidation or dissolution of the Company or (vi) acceptance by shareholders of the Company of shares in a share exchange if the shareholders of the Company immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from or surviving such share exchange in substantially the same proportion as their ownership of the voting securities outstanding immediately before such share exchange.

Notwithstanding anything in the Plan or an Award Agreement to the contrary, if an Award is subject to Section 409A of the Code, no event that, but for the application of this paragraph, would be a Change in Control as defined in the Plan or the Award Agreement, as applicable, shall be a Change in Control unless such event is also a “change in control event” as defined in Section 409A of the Code.

(i)                                     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(j)                                    “Committee” means the committee designated by the Board to administer the Plan under Section 2.  To the extent required under Applicable Law, the Committee shall have at least two members and each member of the Committee shall be a Non-Employee Director and an Outside Director.

(k)                                 “Director” means a member of the Board.

(l)                                     “Disability” means a condition rendering a Participant Disabled.

(m)                             “Disabled” will have the same meaning as set forth in Section 22(e)(3) of the Code.

(n)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)                                 “Fair Market Value” means, as of any date, the value of a Share determined as follows: (i) if the Shares are listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Stock Market, the Fair Market Value of a Share will be the closing sales price for such stock as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Shares) at the close of regular hours trading on the day of determination; (ii) if the Shares are regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for Shares at the close of regular hours trading on the day of determination; or (iii) if Shares are not traded as set forth above, the Fair Market Value will be determined in good faith by the Committee taking into consideration such factors as the Committee considers appropriate, such determination by the Committee to be final, conclusive and binding.  Notwithstanding the foregoing, in connection with a Change in Control, Fair Market Value shall be determined in good faith by the Committee, such determination by the Committee to be final conclusive and binding.

(p)                                 “Incentive Stock Option” means any Option intended to be an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(q)                                 “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

(r)                                    “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(s)                                   “Option” means any option to purchase Shares (including an option to purchase Restricted Stock, if the Committee so determines) granted pursuant to Section 5 hereof.

(t)                                    “Outside Director” means a member of the Board who meets the definition of an “outside director” under Section 162(m) of the Code.

(u)                                 “Parent” means, in respect of the Company, a “parent corporation” as defined in Section 424(e) of the Code.

(v)                                 “Participant” means an employee, consultant, Director, or other service provider of or to the Company or any of its respective Affiliates to whom an Award is granted.

(w)                               “Performance Award” means any Award that, pursuant to Section 11, is granted, vested and/or settled upon the achievement of specified performance conditions.

(x)                                 “Performance Goal” means a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain of being met before the grant of the Award) based upon: pretax operating contribution; economic value added; consolidated profits of the Company expressed as a percent; earnings per share; stock price; book value; return on capital; return on investment; return on shareholders’ equity or average equity; internal rate of return; efficiency ratio; revenue; working capital; pre-tax segment profit; net profit; net interest margin; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; return on assets; expense to asset ratio; asset quality (including net charge-offs to average loans ratio; non-performing loans to average loans plus other real estate owned ratio); asset growth; growth of loans; deposit growth;  and any combination of the foregoing.  The Committee shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals and may apply them to the Company as a whole or to any Subsidiary, division or other unit of the Company.

(y)                                 “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

(z)                                  “Plan” means the Peoples Financial Services Corp. 2017 Equity Incentive Plan herein set forth, as amended from time to time.

(aa)                          “Restricted Stock” means Shares that are subject to restrictions pursuant to Section 8 hereof.

(bb)                          “Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 9 hereof.

(cc)                            “Shares” means shares of the Company’s common stock, subject to substitution or adjustment as provided in Section 3(c) hereof.

(dd)                          “Stock Appreciation Right” means a right granted under and subject to Section 6 hereof.

(ee)                            “Subsidiary” means, in respect of the Company, a subsidiary company as defined in Sections 424(f) and (g) of the Code.

Section 2.  Administration.  The Plan shall be administered by the Committee.  Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, Affiliates, their respective employees, the Participants, persons claiming rights from or through Participants and stockholders of the Company.

The Committee will have full authority to grant Awards under this Plan and determine the terms of such Awards.  Such authority will include the right to:

(a)                                 select the individuals to whom Awards are granted (consistent with the eligibility conditions set forth in Section 4);

(b)                                 determine the type of Award to be granted;

(c)                                  determine the number of Shares, if any, to be covered by each Award;

(d)                                 establish the terms and conditions of each Award;

(e)                                  subject to Section 11, establish the performance conditions relevant to any Award and certify whether such performance conditions have been satisfied;

(f)                                   approve forms of agreements (including Award Agreements) for use under the Plan;

(g)                                  determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 5(d);

(h)                                 accelerate the vesting or exercisability of an Award and to modify or amend each Award, subject to Section 12; and

(i)                                     extend the period of time for which an Option or Stock Appreciation Right is to remain exercisable following a Participant’s termination of service to the Company from the limited period otherwise in effect for that Option or Stock Appreciation Right to such greater period of time as the Committee deems appropriate, but in no event beyond the expiration of the term of the Option or Stock Appreciation Right.

The Committee will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to establish the terms and form of each Award Agreement; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise supervise the administration of the Plan.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan.

The Committee, in its discretion, may refer any matter arising hereunder to the Board or other committee designated by the Board, together with its report and recommendation, unless such matter is required to be approved by a compensation committee comprised solely of independent directors under Applicable Law, regulation or listing standards.

The Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not subject to the requirements of Section 16 of the Exchange Act or Section 162(m) of the Code and the rules and regulations thereunder, provided that the Committee shall have fixed the total number of Shares subject to such delegation.  Any such delegation shall be subject to the applicable corporate laws of the State of Pennsylvania.  The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

Section 3.  Shares Subject to the Plan.

(a)                                 Shares Subject to the Plan.  Subject to adjustment as provided in Section 3(c) of the Plan, the maximum number of Shares that may be issued in respect of Awards under the Plan is one hundred thousand (100,000) Shares (the “Plan Limit”), all of which Shares may be issued in respect of Incentive Stock Options.  Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.  Any shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan.

In accordance with the requirements under Section 162(m) of the Code, the maximum number of Shares underlying Awards (including Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards) that may be granted during a calendar year to any individual Participant shall be fifty percent (50%) of the Plan Limit.

(b)                                 Effect of the Expiration or Termination of Awards.  If and to the extent that an Option or Stock Appreciation Right expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Award will again become available for grant under the Plan.  Similarly, if and to the extent an Award of Restricted Stock or Restricted Stock Units is canceled or forfeited for any reason, the Shares subject to that Award will again become available for grant under the Plan.  Shares withheld in settlement of a tax withholding obligation associated with an Award, or in satisfaction of the exercise price payable upon exercise of an Option, will not become available for grant under the Plan.

(c)                                  Other Adjustment.  In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other like change in capital structure (other than ordinary cash dividends) to shareholders of the Company, or other similar corporate event or transaction affecting the Shares, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall, in such manner as it may deem equitable, substitute or adjust, in its sole discretion, the number and kind of shares that may be issued under the Plan or under any outstanding Awards, the number and kind of shares subject to outstanding Awards, the exercise price, grant price or purchase price applicable to outstanding Awards, and/or any other affected terms and conditions of this Plan or outstanding Awards.  The Committee shall not make any adjustment that would adversely affect the status of any Award that is “performance-based compensation” under Section 162(m) of the Code.

(d)                                 Change in Control.  Notwithstanding anything to the contrary set forth in the Plan, upon any Change in Control, the Committee may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control:

(i)                                     cause any or all outstanding Awards to become vested and immediately exercisable (as applicable), in whole or in part;

(ii)                                  cause any outstanding Option or Stock Appreciation Right to become fully vested and immediately exercisable for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that Option or Stock Appreciation Right upon closing of the Change in Control;

(iii)                               cancel any unvested Award or unvested portion thereof, with or without consideration;

(iv)                              cancel any Award in exchange for a substitute award;

(v)                                 redeem any Restricted Stock or Restricted Stock Unit for cash and/or other substitute consideration with value equal to the Fair Market Value of an unrestricted Share on the date of the Change in Control;

(vi)                              cancel any Option or Stock Appreciation Right in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of Shares subject to that Option or Stock Appreciation Right, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option or Stock Appreciation Right ; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option or Stock Appreciation Right, the Committee may cancel that Option or Stock Appreciation Right without any payment of consideration therefor; and/or

(vii)                           take such other action as the Committee shall determine to be reasonable under the circumstances.

Notwithstanding any provision of this Section 3(d), in the case of any Award subject to Section 409A of the Code, such Award shall vest and be distributed only in accordance with the terms of the applicable Award Agreement and the Committee shall only be permitted to use discretion to the extent that such discretion would be permitted under Section 409A of the Code.

In the discretion of the Committee, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (i) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the Change in Control.

Section 4.  Eligibility.  Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company, any Parent or a Subsidiary are eligible to be granted Incentive Stock Options.

Section 5.  Options.  Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options.  The Award Agreement shall state whether such grant is an Incentive Stock Option or a Non-Qualified Stock Option.  Any Option granted under the Plan will be in such form as the Committee may at the time of such grant approve.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:

(a)                                 Option Price.  The exercise price per Share under an Option will be determined by the Committee and will not be less than 100% of the Fair Market Value of a Share on the date of the grant.  However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

(b)                                 Option Term.  The term of each Option will be fixed by the Committee, but no Option will be exercisable more than 10 years after the date the Option is granted.  However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, may not have a term of more than 5 years.  No Option may be exercised by any Person after expiration of the term of the Option.

(c)                                  Exercisability.  Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Committee.

(d)                                 Method of Exercise.  Subject to the terms of the applicable Award Agreement, the exercisability provisions of Section 5(c) and the termination provisions of Section 7, Options may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the number of Shares to be purchased.  Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Committee may accept.  The Committee may, in its sole discretion, permit payment of the exercise price of an Option in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised or through means of a “net settlement,” whereby the Option exercise price will not be due in cash and where the number of Shares issued upon such exercise will be equal to: (A) the product of (i) the number of Shares as to which the Option is then being exercised, and (ii) the excess, if any, of (a) the then current Fair Market Value per Share over (b) the Option exercise price, divided by (B) the then current Fair Market Value per Share.

No Shares will be issued upon exercise of an Option until full payment therefor has been made.  A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to

Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, if requested, has given the representation described in Section 18(a) hereof and fulfills such other conditions as may be set forth in the applicable Award Agreement.

(e)                                  Incentive Stock Option Limitations.  In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary will not exceed $100,000.  For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted.  To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

(f)                                   Termination of Service.  Unless otherwise specified in the applicable Award Agreement or as otherwise provided by the Committee at or after the time of grant, Options will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

Section 6.  Stock Appreciation Right.  Subject to the other terms of the Plan, the Committee may grant Stock Appreciation Rights to eligible individuals.  Each Stock Appreciation Right shall represent the right to receive, upon exercise, an amount equal to the number of Shares subject to the Award that is being exercised multiplied by the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) the exercise price specified in the applicable Award Agreement.  Distributions may be made in cash, Shares, or a combination of both, at the discretion of the Committee.  Each Stock Appreciation Right shall be evidenced by an Award Agreement in a form that is approved by the Committee.  Such Award Agreement shall indicate the price, the term and the vesting schedule for such Award.  A Stock Appreciation Right exercise price may never be less than the Fair Market Value of the underlying common stock of the Company on the date of grant of such Stock Appreciation Right. The term of each Stock Appreciation Right will be fixed by the Committee, but no Stock Appreciation Right will be exercisable more than 10 years after the date the Stock Appreciation Right is granted.  Subject to the terms and conditions of the applicable Award Agreement, Stock Appreciation Rights may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the number of Shares to be exercised.  Unless otherwise specified in the applicable Award Agreement or as otherwise provided by the Committee at or after the time of grant, Stock Appreciation Rights will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

Section 7.  Termination of Service.  Unless otherwise specified with respect to a particular Option or Stock Appreciation Right in the applicable Award Agreement or otherwise determined by the Committee, any portion of an Option or Stock Appreciation Right that is not exercisable upon termination of service will expire immediately and automatically upon such termination and any portion of an Option or Stock Appreciation Right that is exercisable upon termination of service will expire on the date it ceases to be exercisable in accordance with this Section 7.

(a)                                 Termination by Reason of Death.  If a Participant’s service with the Company or any Affiliate terminates by reason of death, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of his or her death or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

(b)                                 Termination by Reason of Disability.  If a Participant’s service with the Company or any Affiliate terminates by reason of Disability, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

(c)                                  Cause.  If a Participant’s service with the Company or any Affiliate is terminated for Cause: (i) any Option or Stock Appreciation Right, or portion thereof, not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

(d)                                 Other Termination.  If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

Section 8.  Restricted Stock.

(a)                                 Issuance.  Restricted Stock may be issued either alone or in conjunction with other Awards.  The Committee will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards.  The purchase price for Restricted Stock may, but need not, be zero.  The prospective recipient of an Award of Restricted Stock will not have any rights with respect to such Award, unless and until such recipient has delivered to the Company an executed Award Agreement and has otherwise complied with the applicable terms and conditions of such Award.

(b)                                 Certificates.  Upon the Award of Restricted Stock, the Committee may direct that a certificate or certificates representing the number of shares of common stock subject to such Award be issued to the Participant or placed in a restricted stock account (including an electronic account) with the transfer agent and in either case designating the Participant as the registered owner.  The certificate(s) representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and if issued to the Participant, returned to the Company, to be held in escrow during the Restriction Period.  As a condition to any Award of Restricted Stock, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

(c)                                  Restrictions and Conditions.  The Award Agreement evidencing the grant of any Restricted Stock will incorporate the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:

(i)                                     During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Committee (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan.  The Committee may condition the lapse of restrictions on Restricted Stock upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Committee may determine, in its sole and absolute discretion.

(ii)                                  While any Share of Restricted Stock remains subject to restriction, the Participant will have, with respect to the Restricted Stock, the right to vote the Shares, but will not have the right to receive any cash distributions or dividends prior to the lapse of the Restriction Period underlying such Shares unless otherwise provided under the applicable Award Agreement or as determined by the Committee.  If any cash distributions or dividends are payable with respect to the Restricted Stock, the  Committee, in its sole discretion, may require the cash distributions or dividends to be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Committee so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3(a) of the Plan.  A Participant shall not be entitled to interest with respect to any dividends or distributions subjected to the Restriction Period.  Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

(iii)                               Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant’s service with the Company and its Affiliates terminates prior to the expiration of the applicable Restriction Period, the Participant’s Restricted Stock that then remains subject to forfeiture will then be forfeited automatically.

Section 9.  Restricted Stock Units.  Subject to the other terms of the Plan, the Committee may grant Restricted Stock Units to eligible individuals and may, in its sole and absolute discretion, impose conditions on such units as it may deem appropriate, including, without limitation, (i) continued employment or service of the recipient or (ii) the attainment of specified individual or corporate performance goals.  Each Restricted Stock Unit shall be evidenced by an Award Agreement in the form that is approved by the Committee and that is not inconsistent with the terms and conditions of the Plan.  Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution) of one Share.  Distributions may be made in cash, Shares, or a combination of both, at the discretion of the Committee.  All other terms governing Restricted Stock Units, such as vesting, time and form of payment and termination of units shall be set forth in the applicable Award Agreement.  The Participant shall not have any shareholder rights with respect to the Shares subject to a Restricted Stock Unit Award until that Award vests and the Shares are actually issued thereunder.  Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant’s service with the Company terminates prior to the Restricted Stock Unit Award vesting, the Participant’s Restricted Stock Units that then remain subject to forfeiture will then be forfeited automatically.

Section 10.  Cash Award.  Subject to the other terms of the Plan, the Committee may grant Cash Awards. An Award Agreement for a Cash Award will indicate the applicable performance period, any applicable Performance Goals, any applicable designation of the Award as a Performance Award, and the vesting schedule of the Award. No Participant may be paid more than $500,000 in any calendar year in respect of a Cash Award that is designated as Performance Award. Unless otherwise provided in an Award Agreement, a Participant must provide services to the Company or its Affiliates through the last day of the  performance period applicable to the Cash Award in order to be eligible to receive payment. Unless otherwise specified in the Award Agreement, payment in respect of a Cash Award will be made in cash, by the 15th day of the third month following the year in which such Award is earned.

Section 11.  Performance Based Awards.

(a)                                 Performance Awards Generally.  The Committee may grant Performance Awards in accordance with this Section 11.  Performance Awards may be denominated as a number of Shares or specified number of other Awards, which may be earned upon achievement or satisfaction of such Performance Goals as may be specified by the Committee.  In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the vesting or settlement of the Award upon the achievement or satisfaction of such Performance Goals as may be specified by the Committee.

(b)                                 Adjustments to Performance Goals.  The Committee may provide, at the time Performance Goals are established, that adjustments will be made to those performance goals to take into account, in any objective manner specified by that Committee, the impact of one or more of the following: (A) gain or loss from all or certain claims and/or litigation and insurance recoveries, (B) the impairment of tangible or intangible assets, (C) stock-based compensation expense, (D) restructuring activities reported in the Company’s public filings, (E) investments, dispositions or acquisitions, (F) loss from the disposal of certain assets, (G) gain or loss from the early extinguishment, redemption, or repurchase of debt, (H) changes in accounting principles, or (I) any other item, event or circumstance that would not cause an Award to fail to constitute “qualified performance-based compensation” under Section 162(m) of the Code (to the extent such Award is intended to be “qualified performance-based compensation”).  An adjustment described in this Section may relate to the Company or to any subsidiary, division or other operational unit of the Company or its Affiliates, as determined by the Committee at the time the performance goals are established.  Any adjustment shall be determined in accordance with generally accepted accounting principles and standards, unless such other objective method of measurement is designated by the committee at the time performance objectives are established.  In addition, adjustments will be made as necessary to any performance criteria related to the Company’s stock to reflect changes in corporate capitalization, including a recapitalization, stock split or combination, stock dividend, spin-off, merger, reorganization or other similar event or transaction affecting the Company’s equity.

(c)                                  Other Terms of Performance Awards.  The Committee may specify other terms pertinent to a Performance Award in the applicable Award Agreement, including terms relating to the treatment of that Award in the event of a Change in Control prior to the end of the applicable performance period.  The Participant shall not have any shareholder rights with respect to the Shares subject to a Performance Award until the Shares are actually issued thereunder.  Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant’s service with the Company terminates prior to the Performance Award vesting, the Participant’s Performance Award or portion thereof that then remains subject to forfeiture will then be forfeited automatically.

Section 12.  Amendments and Termination.  The Board may amend, alter or discontinue the Plan at any time.  However, except as otherwise provided in Section 3, no amendment, alteration or discontinuation will be made which would impair the rights of a Participant with respect to an Award without that Participant’s consent or which, without the approval of such amendment within 365 days of its adoption by the Board or by the Company’s stockholders in a manner consistent with Treas.  Reg. § 1.422-3 (or any successor provision), would: (i) increase the total number of Shares reserved for issuance hereunder, or (ii) change the persons or class of persons eligible to receive Awards.

Section 13.  Prohibition on Repricing Programs.  Neither the Committee nor the Board shall (i) implement any cancellation/re-grant program pursuant to which outstanding Options or Stock Appreciation Rights under the Plan are cancelled and new Options or Stock Appreciation Rights are granted in replacement with a lower exercise or base price per share, (ii) cancel outstanding Options or Stock Appreciation Rights under the Plan with exercise prices or base prices per share in excess of the then current Fair Market Value per Share for consideration payable in equity securities of the Company or (iii) otherwise directly reduce the exercise price or base price in effect for outstanding Options or Stock Appreciation Rights under the Plan, without in each such instance obtaining shareholder approval.

Section 14.  Conditions Upon Grant of Awards and Issuance of Shares.

(a)                                 The implementation of the Plan, the grant of any Award and the issuance of Shares in connection with the issuance, exercise or vesting of any Award made under the Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the Shares issuable pursuant to those Awards.

(b)                                 No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Applicable Law, including the filing and effectiveness of the Form S-8 registration statement for the Shares issuable under the Plan, and all applicable listing requirements of any stock exchange on which Shares are then listed for trading.

Section 15.  Limits on Transferability; Beneficiaries.  No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company, any Subsidiary or Affiliate, or assigned or transferred by such Participant other than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative.  Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an Incentive Stock Option) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners.  The Committee may attach to such transferability feature such terms and conditions as it deems advisable.  In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant.  A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any

Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

Section 16.  Withholding.  No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount.  The minimum required withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement.  Notwithstanding the immediately preceding sentence, the Company, in its discretion, may withhold Shares having a Fair Market Value up to, but not in excess of, the maximum statutory withholding requirements. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

Section 17.  Liability of Company.

(a)                                 Inability to Obtain Authority.  If the Company cannot, by the exercise of commercially reasonable efforts, obtain authority from any regulatory body having jurisdiction for the sale of any Shares under this Plan, and such authority is deemed by the Company’s counsel to be necessary to the lawful issuance of those Shares, the Company will be relieved of any liability for failing to issue or sell those Shares.

(b)                                 Grants Exceeding Allotted Shares.  If Shares subject to an Award exceed, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, that Award will be contingent with respect to such excess Shares, on the effectiveness under Applicable Law of a sufficient increase in the number of Shares subject to this Plan.

(c)                                  Rights of Participants and Beneficiaries.  The Company will pay all amounts payable under this Plan only to the applicable Participant, or beneficiaries entitled thereto pursuant to this Plan.  The Company will not be liable for the debts, contracts, or engagements of any Participant or his or her beneficiaries, and rights to cash payments under this Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Company.

Section 18.  General Provisions.

(a)                                 The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate.

(b)                                 The Awards shall be subject to the Company’s recoupment and stock ownership policies, as in effect from time to time.

(c)                                  All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other Applicable Law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d)                                 Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.

(e)                                  Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee or other service provider of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment or engagement of any of its employees or other service providers at any time.

(f)                                   Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Section 19.  Effective Date of Plan.  The Plan became effective on May 20, 2017 (the “Effective Date”), upon its approval by the holders of a majority of the voting power of the shares deemed present and entitled to vote at the Annual Meeting of Shareholders of Peoples Financial Services Corp.

Section 20.  Term of Plan.  Unless the Plan shall theretofore have been terminated in accordance with Section 12, the Plan shall terminate on the 10-year anniversary of the Effective Date, and no Awards under the Plan shall thereafter be granted.

Section 21.  Invalid Provisions.  In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any Applicable Law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

Section 22.  Governing Law.  The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the Commonwealth of Pennsylvania, without regard to the application of the principles of conflicts of laws.

Section 23.  Notices.  Any notice to be given to the Company pursuant to the provisions of this Plan must be given in writing and addressed, if to the Company, to its principal executive office to the attention of its Chief Financial Officer (or such other Person as the Company may designate in writing from time to time), and, if to a Participant, to the address contained in the Company’s personnel files, or at such other address as that Participant may hereafter designate in writing to the Company.  Any such notice will be deemed duly given: if delivered personally or via recognized overnight delivery service, on the date and at the time so delivered; if sent via telecopier or email, on the date and at the time telecopied or emailed with confirmation of delivery; or, if mailed, five (5) days after the date of mailing by registered or certified mail.

0 PEOPLES FINANCIAL SERVICES CORP. 150 n. Washington Avenue Scranton, PA 18503 PROXY ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2017 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Stephen n. lawrenson and lynn M. Thiel as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Peoples Financial Services Corp. held of record by the undersigned at the close of business day on February 28, 2017, the record date for the meeting, at the Annual Meeting of Shareholders to be held at Shadowbrook Inn and Resort, 201 Resort lane, Tunkhannock, Pennsylvania on May 20, 2017, and any adjournments or postponements thereof. (Continued and to be signed on the reverse side) 14475 1.1

ANNUAL MEETING OF SHAREHOLDERS OF PEOPLES FINANCIAL SERVICES May 20, 2017 CORP. INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone. 20433000000000000000 5 052017 Incentive Plan. HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY This proxy may be revoked at any time before it is voted by delivering to the secretary of Peoples changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of four directors to our board of Directors, each to serve until the 2020 Annual Meeting of Shareholders and until his or her successor has been elected and qualified. NOMINEES: FOR ALL NOMINEESO jAMES g. kEISlIng O ROnAlD g. kUkUCHkA WITHHOLD AUTHORITYO RObERT W. nAISMITH, Ph.D. FOR ALL NOMINEESO gEORgE H. STOVER, jR. FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. Proposal to approve, on an advisory basis, the compensation of our named executive officers. 3. Proposal to approve the Peoples Financial Services Corp. 2017 Equity THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED WILL BE VOTED FOR THE NOMINEES LISTED AND FOR THE OTHER PROPOSALS. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES AND VOTES FOR THE OTHER PROPOSALS. The undersigned hereby acknowledges receipt of the Proxy Statement dated on or about April 3, 2017 and Annual Report, and hereby revokes any proxy or proxies heretofore given to vote shares at the Meeting and any adjournments or postponements thereof. Should a director nominee be unable to serve as a director, an event the Peoples Financial Services Corp. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion to vote for substitute nominee designated by the board of directors. Financial Services Corp. on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Peoples Financial Services Corp. common stock, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in itself constitute the revocation of a proxy. If any other business is presented at such meeting, including any motion to adjourn or postpone the meeting, for the purpose of soliciting additional proxies or for any other reason, or other matters incidental to the conduct of the meeting or otherwise, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the meeting. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Shareholder Date: Signature of ShareholderDate: NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of Meeting, Proxy Statement and Annual Report are available at http://www.astproxyportal.com/ast/08838/ COMPANY NUMBER ACCOUNT NUMBER PROXY VOTING INSTRUCTIONS